                                                                       EXHIBIT 1
                                                                       ---------



                     AGREEMENT AND PLAN OF REORGANIZATION



                                  dated as of


                               FEBRUARY 6, 2000


                                 by and among


                          KANA COMMUNICATIONS, INC.,


                           PISTOL ACQUISITION CORP.


                                      and


                             SILKNET SOFTWARE INC.

                               TABLE OF CONTENTS
                               -----------------

                                                                                  Page

ARTICLE I. THE MERGER............................................................    2

     Section 1.01    Effective Time Of The Merger................................    2
     Section 1.02    Closing.....................................................    2
     Section 1.03    Effects Of The Merger.......................................    3
     Section 1.04    Directors And Officers......................................    3

ARTICLE II. CONVERSION OF SECURITIES.............................................    3

     Section 2.01    Conversion Of Capital Stock.................................    3
     Section 2.02    Exchange Of Certificates....................................    4

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SILKNET...........................    7

     Section 3.01    Organization of Silknet.....................................    7
     Section 3.02    Silknet Capital Structure...................................    7
     Section 3.03    Authority; No Conflict; Required Filings And Consents.......    9
     Section 3.04    SEC Filings; Financial Statements...........................   10
     Section 3.05    No Undisclosed Liabilities..................................   10
     Section 3.06    Absence Of Certain Changes Or Events........................   11
     Section 3.07    Taxes.......................................................   11
     Section 3.08    Properties..................................................   12
     Section 3.09    Intellectual Property.......................................   12
     Section 3.10    Agreements, Contracts And Commitments.......................   13
     Section 3.11    Litigation..................................................   13
     Section 3.12    Environmental Matters.......................................   13
     Section 3.13    Employee Benefit Plans......................................   14
     Section 3.14    Compliance With Laws........................................   15
     Section 3.15    Tax Matters.................................................   16
     Section 3.16    Labor Matters...............................................   16
     Section 3.17    Insurance...................................................   16
     Section 3.18    No Existing Discussions.....................................   16
     Section 3.19    Interested Party Transactions...............................   16
     Section 3.20    Registration Statement; Joint Proxy Statement/Prospectus....   16
     Section 3.21    Payments Resulting from Mergers.............................   17
     Section 3.22    Opinion Of Financial Advisor................................   18
     Section 3.23    Section 203 of the DGCL Not Applicable; Silknet Rights Plan.   18
     Section 3.24    Voting Requirements.........................................   18
     Section 3.25    Brokers.....................................................   18
     Section 3.26    Certain Contracts...........................................   18
     Section 3.27    Silknet Voting Agreement....................................   19


ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF Kana...............................   19

     Section 4.01    Organization Of Kana And Merger Sub.........................   19
     Section 4.02    Kana Capital Structure......................................   19
     Section 4.03    Authority; No Conflict; Required Filings And Consents.......   20
     Section 4.04    SEC Filings; Financial Statements...........................   21
     Section 4.05    No Undisclosed Liabilities..................................   22
     Section 4.06    Absence Of Certain Changes Or Events........................   22
     Section 4.07    Taxes.......................................................   22
     Section 4.08    Agreements, Contracts And Commitments.......................   23
     Section 4.09    Litigation..................................................   23
     Section 4.10    Employee Benefit Plans......................................   23
     Section 4.11    Compliance With Laws........................................   23
     Section 4.12    Tax Matters.................................................   24
     Section 4.13    Registration Statement; Joint Proxy Statement/Prospectus....   24
     Section 4.14    Opinion Of Financial Advisor................................   24
     Section 4.15    Voting Requirements.........................................   24
     Section 4.16    Brokers.....................................................   24
     Section 4.17    Kana Voting Agreement.......................................   25
     Section 4.18    Intellectual Property.......................................   25
     Section 4.19    Certain Contracts...........................................   26

ARTICLE V. CONDUCT OF BUSINESS...................................................   26

     Section 5.01    Covenants Of Silknet........................................   26
     Section 5.02    Covenants Of Kana...........................................   28
     Section 5.03    Cooperation.................................................   30
     Section 5.04    Advice of Changes...........................................   30

ARTICLE VI. ADDITIONAL AGREEMENTS................................................   30

     Section 6.01    Proxy Statement/Prospectus; Registration Statement..........   30
     Section 6.02    No Solicitation by Silknet..................................   31
     Section 6.03    No Solicitation by Kana.....................................   33
     Section 6.04    Nasdaq......................................................   35
     Section 6.05    Access To Information.......................................   35
     Section 6.06    Stockholders Meetings.......................................   35
     Section 6.07    Legal Conditions To Merger..................................   39
     Section 6.08    Public Disclosure...........................................   39
     Section 6.09    Tax-Free Reorganization.....................................   40
     Section 6.10    Nasdaq Quotation............................................   40
     Section 6.11    Stock Plans and Warrants....................................   40
     Section 6.12    Stock Option and Voting Agreements..........................   43
     Section 6.13    Board Composition...........................................   43
     Section 6.14    Brokers Or Finders..........................................   43
     Section 6.15    Stand-Off Agreements........................................   44
     Section 6.16    Registration Rights.........................................   44

     Section 6.17    Indemnification.............................................   44
     Section 6.18    Benefit Plans...............................................   45
     Section 6.19    Registration Statement; Joint Proxy Statement/Prospectus....   47

ARTICLE VII. CONDITIONS TO MERGER................................................   47

     Section 7.01    Conditions To Each Party's Obligation To Effect The Merger..   47
     Section 7.02    Additional Conditions To Obligations Of Kana And Merger Sub.   48
     Section 7.03    Additional Conditions To Obligations Of Silknet.............   49
     Section 7.04    Frustration of Closing Conditions...........................   50

ARTICLE VIII. TERMINATION AND AMENDMENT..........................................   50

     Section 8.01    Termination.................................................   50
     Section 8.02    Effect of Termination.......................................   52
     Section 8.03    Expenses and Termination Fees...............................   52
     Section 8.04    Amendment...................................................   53
     Section 8.05    Extension; Waiver...........................................   54

ARTICLE IX. MISCELLANEOUS........................................................   54

     Section 9.01    Nonsurvival Of Representations, Warranties And Agreements...   54
     Section 9.02    Notices.....................................................   54
     Section 9.03    Definitions.................................................   55
     Section 9.04    Interpretation..............................................   57
     Section 9.05    Counterparts................................................   57
     Section 9.06    Entire Agreement; No Third Party Beneficiaries..............   57
     Section 9.07    Governing Law...............................................   57
     Section 9.08    Assignment..................................................   58

EXHIBITS


     EXHIBIT A Silknet Stock Voting Agreement
     ---------
     EXHIBIT B Kana Stock Voting Agreement
     ---------
     EXHIBIT C Silknet Stock Option Agreement
     ---------
     EXHIBIT D Kana Stock Option Agreement
     ---------
     EXHIBIT E Stand-Off Agreement
     ---------
     EXHIBIT F Rights Agreement Amendment
     ---------

                            TABLE OF DEFINED TERMS

Terms                                                                Cross-Reference
-----                                                                in Agreement
                                                                     ------------
Agreement......................................................      Preamble
Bankruptcy and Equity Exception................................      Section 3.03(a)
Certificate of Merger..........................................      Section 1.01
Closing........................................................      Section 1.02
Closing Date...................................................      Section 1.02
Confidentiality Agreement......................................      Section 9.01
Constituent Corporations.......................................      Section 1.03
Costs..........................................................      Section 6.17(a)
Current Premium................................................      Section 6.17(b)
DGCL...........................................................      Section 1.01
Effective Time.................................................      Section 1.01
Environmental Law..............................................      Section 3.12(b)
ERISA..........................................................      Section 3.13(a)
ERISA Affiliate................................................      Section 3.13(a)
Exchange Act...................................................      Section 3.03(c)
Exchange Agent.................................................      Section 2.02(a)
Exchange Fund..................................................      Section 2.02(a)
Exchange Ratio.................................................      Section 2.01(c)
Governmental Entity............................................      Section 3.03(c)
Hazardous Substance............................................      Section 3.12(c)
Indemnified Parties............................................      Section 6.17(a)
Internal Revenue Code..........................................      Preamble
IRS............................................................      Section 3.07(b)
Joint Proxy Statement/Prospectus...............................      Section 3.20
Kana Balance Sheet.............................................      Section 4.04(b)
Kana Common Stock..............................................      Section 2.01(b)
Kana Disclosure Schedule.......................................      Article IV
Kana Employee Plans............................................      Section 6.18(c)
Kana Entry Date................................................      Section 6.11(f)
Kana ESPP......................................................      Section 6.18(b)
Kana Intellectual Property Rights..............................      Section 4.18(a)
Kana Material Adverse Effect...................................      Section 9.03(b)
Kana Material Contracts........................................      Section 4.08
Kana Preferred Stock...........................................      Section 4.02(a)
Kana Principal Stockholders....................................      Preamble
Kana SEC Reports...............................................      Section 4.04(a)
Kana Stock Option Agreement....................................      Preamble
Kana Stock Plans...............................................      Section 4.02(a)
Kana Stockholders Agreement....................................      Preamble


Terms                                                                Cross-Reference
-----                                                                in Agreement
                                                                     ------------
Kana Stockholders Meeting......................................      Section 3.20
Kana Superior Offer............................................      Section 6.06(d)
Kana Takeover Proposal.........................................      Section 6.03(d)
Kana Voting Proposal...........................................      Section 6.03(a)
Material Lease(s)..............................................      Section 3.08(a)
Merger.........................................................      Preamble
Merger Consideration...........................................      Section 2.01(c)(c)
Merger Sub.....................................................      Preamble
Order..........................................................      Section 6.07(b)
Other Filings..................................................      Section 6.01
Payment Period.................................................      Section 3.02(c)
Registration Statement.........................................      Section 3.20
Representatives................................................      Section 6.02(a)
Repurchase Options.............................................      Section 6.11(a)
SEC............................................................      Section 3.03(c)
SEC Effective Date.............................................      Section 6.01
Securities Act.................................................      Section 3.04(a)
Stand-Off Agreement............................................      Section 6.15
Silknet Balance Sheet..........................................      Section 3.04(b)
Silknet Certificates...........................................      Section 2.02(b)
Silknet Common Stock...........................................      Section 2.01(b)
Silknet Disclosure Schedule....................................      Article III
Silknet Employee Plans.........................................      Section 3.13(a)
Silknet ESPP...................................................      Section 3.02(c)
Silknet Intellectual Property Rights...........................      Section 3.09(a)
Silknet Material Adverse Effect................................      Section 9.03(a)
Silknet Material Contracts.....................................      Section 3.10
Silknet Preferred Stock........................................      Section 3.02(a)
Silknet Principal Stockholders.................................      Preamble
Silknet Rights Plan............................................      Section 3.23(b)
Silknet SEC Reports............................................      Section 3.04(a)
Silknet Stock Option...........................................      Section 6.11
Silknet Stock Option Agreement.................................      Preamble
Silknet Stock Plans............................................      Section 3.02(a)
Silknet Stockholder Approval...................................      Section 3.24
Silknet Stockholders Agreement.................................      Preamble
Silknet Stockholders Meeting...................................      Section 3.20
Silknet Superior Offer.........................................      Section 6.06(b)
Silknet Takeover Proposal......................................      Section 6.01(c)
Stock Option Agreements........................................      Preamble
Subsidiary.....................................................      Section 3.01
Surviving Corporation..........................................      Section 1.03
Tax............................................................      Section 3.07(a)


Terms                                                                Cross-Reference
-----                                                                in Agreement
                                                                     ------------
Taxes..........................................................      Section 3.07(a)
Voting Agreements..............................................      Section 6.12

                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------

          AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), dated as of
                                                     ---------
February 6, 2000, by and among Kana Communications, Inc., a Delaware corporation ("Kana"), Pistol Acquisition Corp., a Delaware corporation and a direct, wholly-
  ----
owned subsidiary of Kana ("Merger Sub") and Silknet Software Inc., a Delaware
                           ----------
corporation ("Silknet").
              -------

          WHEREAS, the Boards of Directors of Kana and Silknet deem it advisable and in the best interests of each corporation and their respective stockholders that Kana and Silknet combine in order to advance the long-term business interests of Kana and Silknet;

          WHEREAS, the respective Boards of Directors of Kana and Silknet have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals and that the products and services of Silknet will compliment and enhance the products and services of Kana;

          WHEREAS, the combination of Kana and Silknet shall be effected by the terms of this Agreement through a merger in which the stockholders of Silknet will become stockholders of Kana (the "Merger");
                                       ------

          WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Kana and Merger Sub to enter into this Agreement, Kana and certain principal stockholders of Silknet (the "Silknet Principal Stockholders") are entering into an agreement
                 ------------------------------
(the "Silknet Stockholders Agreement") pursuant to which the Silknet Principal
      ------------------------------
Stockholders will agree to vote to approve this Agreement and to take certain other actions in furtherance of the Merger upon the terms and subject to the conditions set forth in the Silknet Stockholders Agreement;

          WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Silknet to enter into this Agreement, Silknet and certain directors, officers and principal stockholders of Kana (the "Kana Principal Stockholders") are entering into an
                           ---------------------------
agreement (the "Kana Stockholders Agreement") pursuant to which the Kana
                ---------------------------
Principal Stockholders will agree to vote to approve the transactions contemplated by this Agreement and to take certain other actions in furtherance of the Merger upon the terms and subject to the conditions set forth in the Kana Stockholders Agreement;

          WHEREAS, immediately following execution and delivery of this Agreement, Silknet and Kana will enter into stock option agreements whereby Silknet will grant Kana the option to purchase shares of Silknet Common Stock (the "Silknet Stock Option Agreement") and Kana will grant Silknet the option to
      ------------------------------
purchase shares of Kana Common Stock (the "Kana Stock Option Agreement")
                                           ---------------------------
(collectively, the "Stock Option Agreements");
                    -----------------------

          WHEREAS, for federal income tax purposes, it is intended that (a) the Merger shall qualify as a reorganization within the meaning of Section 368(a) of
                                                               --------------
the Internal Revenue

Code of 1986, as amended (the "Internal Revenue Code") and the rules and
                               ---------------------
regulations promulgated thereunder, (b) this Agreement constitutes a plan of reorganization, and (c) Kana, Merger Sub and Silknet will each be a party to such reorganization within the meaning of Section 368(b) of the Code;
                                          --------------

          WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a purchase; and

          WHEREAS, Kana, Merger Sub and Silknet desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                   ARTICLE I.
                                   THE MERGER

     Section 1.01  Effective Time Of The Merger.
     ------------------------------------------

          Subject to the provisions of this Agreement, a certificate of merger (the "Certificate of Merger") in such form as is required by the relevant
      ---------------------
provisions of the Delaware General Corporation Law ("DGCL") shall be duly
                                                     ----
prepared, executed and acknowledged by the Surviving Corporation (as defined in
Section 1.03) and thereafter delivered to the Secretary of State of the State of
------------
Delaware for filing, as provided in the DGCL, as early as practicable on the Closing Date (as defined in Section 1.02). The Merger shall become effective
                            ------------
upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time").
                        --------------

     Section 1.02  Closing.
     ---------------------

          The closing of the Merger (the "Closing") will take place at 10:00
                                          -------
a.m., local time, on a date to be specified by Kana and Silknet, which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Section 7.01, Section 7.02(b) (other than the
                               ------------  ---------------
delivery of the officers' certificate referred to therein) and Section 7.03(b)
                                                               ---------------
(other than the delivery of the officers' certificate referred to therein) (provided that the other closing conditions set forth in Article VII have been
                                                         -----------
met or waived as provided in Article VII at or prior to the Closing), (the
                             -----------
"Closing Date"), at the offices of Brobeck, Phleger & Harrison LLP, Palo Alto
-------------
California, unless another date, place or time is agreed to in writing by Kana and Silknet.

     Section 1.03  Effects Of The Merger.
     -----------------------------------

          At the Effective Time (i) the separate existence of Merger Sub shall cease and Merger Sub shall be merged with and into Silknet (Merger Sub and Silknet are sometimes referred to below as the "Constituent Corporations" and
                                                ------------------------
Silknet following the Merger is sometimes referred to below as the "Surviving
                                                                    ---------
Corporation"), (ii) the Certificate of Incorporation of Silknet shall be amended
-----------
so that Article Fourth of such Certificate of Incorporation reads in its entirety as follows: "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1000, all of which shall consist of Common Stock, par value $.001 per share," and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation, and (iii) the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

     Section 1.04  Directors And Officers.
     ------------------------------------

          (a) The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

          (b) Kana shall take such action so that, upon the Effective Time, James C. Wood shall become a director of Kana. James C. Wood shall be nominated for director of Kana at the next annual meeting of stockholders of Kana.

                                  ARTICLE II.
                            CONVERSION OF SECURITIES

     Section 2.01  Conversion Of Capital Stock.
     -----------------------------------------

          As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Silknet Common Stock or capital stock of Merger Sub:

          (a) Capital Stock Of Merger Sub. Each issued and outstanding share of
              ---------------------------
the capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.001 per share, of the Surviving Corporation.

          (b) Cancellation Of Treasury Stock And Kana-Owned Stock. All shares of
              ---------------------------------------------------
Common Stock, par value $.01 per share, of Silknet ("Silknet Common Stock") that
                                                     --------------------
are owned by Silknet as treasury stock and any shares of Silknet Common Stock owned by Kana, Merger Sub or any other wholly-owned Subsidiary (as defined in
Section 3.01) of Kana shall be cancelled and retired and shall cease to exist
------------
and no stock of Kana or other consideration shall be delivered in exchange therefor. All shares of Common Stock, par value $.001 per share, of Kana ("Kana
                                                                           ----
Common Stock") owned by Silknet shall be unaffected by the Merger.
------------

          (c) Exchange Ratio For Silknet Common Stock. Subject to Section 2.02,
              ---------------------------------------             ------------
each issued and outstanding share of Silknet Common Stock (other than shares to be cancelled in accordance with Section 2.01(b)) shall be converted into the
                                ---------------
right to receive 0.83 of a duly authorized, validly issued, fully paid and nonassessable share (the "Exchange Ratio") of Kana Common Stock (the "Merger
                          --------------                              ------
Consideration"). As of the Effective Time, all such shares of Silknet Common
-------------
Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Kana Common Stock and any cash in lieu of fractional shares of Kana Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.02, without interest. In the event Kana changes (or establishes
     ------------
a record date for changing) the number of shares of Kana Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding Kana Common Stock and the record date therefor shall be prior to the Effective Time (including the two-for-one stock dividend expected to be paid by Kana on February 22, 2000), the Exchange Ratio shall be proportionately and equitably adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction.

     Section 2.02  Exchange Of Certificates.
     --------------------------------------

          The procedures for exchanging outstanding shares of Silknet Common Stock for Kana Common Stock pursuant to the Merger are as follows:

          (a) Exchange Agent. As of the Effective Time, Kana shall deposit with
              --------------
a bank or trust company designated by Kana and Silknet (the "Exchange Agent"),
                                                             --------------
for the benefit of the holders of shares of Silknet Common Stock, for exchange in accordance with this Section 2.02, through the Exchange Agent, certificates
                        ------------
representing the shares of Kana Common Stock (such shares of Kana Common Stock, together with any dividends or distributions with respect thereto issuable by virtue of subsection (c) below, being hereinafter referred to as the "Exchange
                                                                      --------
Fund") issuable pursuant to Section 2.01 in exchange for outstanding shares of
----                        ------------
Silknet Common Stock and any cash payable in lieu of fractional shares of Silknet Common Stock.

          (b) Exchange Procedures.  As soon as reasonably practicable after the
              -------------------
Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Silknet Common Stock (the "Silknet
                                                             -------
Certificates") whose shares were converted pursuant to Section 2.01 into the
------------                                           ------------
right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Silknet Certificates shall pass, only upon delivery of the Silknet Certificates to the Exchange Agent and shall be in such form and have such other provisions as Kana and Silknet may reasonably specify) and (ii) instructions for effecting the surrender of the Silknet Certificates in exchange for the Merger Consideration (plus cash in lieu of fractional shares, if any, of Kana Common Stock as provided below). Upon surrender of a Silknet Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Silknet Certificate shall receive in exchange therefor a certificate representing that number of whole shares of Kana Common Stock which such holder has the right to receive pursuant to the provisions of this Article II, certain dividends or
                                           ----------
other distributions in accordance with subsection (c) below, cash in lieu of any fractional share of Kana Common Stock in accordance with subsection (e) below, and the Silknet Certificate so surrendered shall immediately be cancelled. In the event of a transfer of ownership of Silknet Common Stock which is not registered in the transfer records of Silknet, a certificate representing the proper number of shares of Kana Common Stock may be issued to a transferee if the Silknet Certificate representing such Silknet Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Silknet
                                                ------------
Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration and cash in lieu of any fractional shares of Kana Common Stock as contemplated by this
Section 2.02.
------------

          (c) Distributions With Respect To Unexchanged Shares.  No dividends or
              ------------------------------------------------
other distributions declared or made after the Effective Time with respect to Kana Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Silknet Certificate with respect to the shares of Kana Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to subsection (e) below, and all such dividends, other distributions and cash in lieu of fractional shares of Kana Common Stock shall be paid by Kana to the Exchange Agent and shall be included in the Exchange Fund, in each case until the holder of record of such Silknet Certificate shall surrender such Silknet Certificate. Subject to the effect of applicable laws, following surrender of any such Silknet Certificate, there shall be paid to the record holder of the certificates representing whole shares of Kana Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Kana Common Stock to which such holder is entitled pursuant to subsection (e) below and the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Kana Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Kana Common Stock.

          (d) No Further Ownership Rights In Silknet Common Stock. All shares of
              ---------------------------------------------------
Kana Common Stock issued upon the surrender for exchange of Silknet Certificates in accordance with the terms hereof (including any cash paid pursuant to subsection (c) or subsection (e) of this Section 2.02) shall be deemed to have
                                         ------------
been issued in full satisfaction of all rights pertaining to such shares of Silknet Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Silknet on such shares of Silknet Common Stock in accordance with the terms of this Agreement (to the extent permitted under Section 5.01) prior to the date hereof
                                         ------------
and which remain unpaid at the Effective Time, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Silknet Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Silknet Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Section 2.02.
                              ------------

     (e) No Fractional Shares.  No certificate or scrip representing fractional
         --------------------
shares of Kana Common Stock shall be issued upon the surrender for exchange of Silknet Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Kana. Notwithstanding any other provision of this Agreement, each holder of shares of Silknet Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Kana Common Stock (after taking into account all Silknet Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Kana Common Stock multiplied by the average of the last reported sales prices of Kana Common Stock, as reported on the Nasdaq National Market, on each of the ten (10) trading days immediately preceding the date of the Effective Time.

     (f) Termination Of Exchange Fund.  Any portion of the Exchange Fund  which
         ----------------------------
remains undistributed to the holders of Silknet Certificates for one hundred eighty (180) days after the Effective Time shall be delivered to Kana, upon demand, and any holders of Silknet Certificates who have not previously complied with this Section 2.02 shall thereafter look only to Kana for payment of their
          ------------
claim for Merger Consideration, any cash in lieu of fractional shares of Kana Common Stock and any dividends or distributions with respect to Kana Common Stock.

     (g) No Liability.  Neither Kana nor Silknet shall be liable to any holder
         ------------
of shares of Silknet Common Stock or Kana Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (h) Withholding Rights.  Each of Kana and the Surviving Corporation shall
         ------------------
be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Silknet Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Surviving Corporation or Kana, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Silknet Common Stock in respect of which such deduction and withholding was made by Surviving Corporation or Kana, as the case may be.

     (i) Lost Silknet Certificates.  If any Silknet Certificate shall have been
         -------------------------
lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Silknet Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Silknet

Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Silknet Certificate the shares of Kana Common Stock and any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Kana Common Stock deliverable in respect thereof pursuant to this Agreement.

                                 ARTICLE III.

                   REPRESENTATIONS AND WARRANTIES OF SILKNET

          Silknet represents and warrants to Kana and Merger Sub that the statements contained in this Article III are true and correct except as set
                             -----------
forth herein and in the disclosure schedule delivered by Silknet to Kana on or before the date of this Agreement (the "Silknet Disclosure Schedule"). The
                                        ---------------------------
Silknet Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered sections contained in this Article III and the disclosure
                                                 -----------
in any paragraph shall qualify other sections in this Article III only to the
                                                      -----------
extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections.

     Section 3.01  Organization of Silknet.
     -------------------------------------

          Each of Silknet and its Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Silknet Material Adverse Effect, as defined in Section 9.03(a). Except as set forth in the Silknet SEC Reports (as
           ---------------
defined in Section 3.04) filed prior to the date hereof, neither Silknet nor any
           ------------
Subsidiary of Silknet directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by Silknet and comprising less than five percent (5%) of the outstanding stock of such company. Each and every Subsidiary of Silknet and its place of incorporation or organization is listed in Section 3.01 of the Silknet Disclosure Schedule. As used in this Agreement, the word "Subsidiary" or
                                                           ----------
"Subsidiaries" means, with respect to any party, any corporation or other
-------------
organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

     Section 3.02  Silknet Capital Structure.
     ---------------------------------------

          (a) (a) The authorized capital stock of Silknet consists of 50,000,000 shares of Common Stock, $.01 par value, and 15,000,000 shares of Preferred Stock, $.01 par value, ("Silknet Preferred Stock"). As of February 3,
                                   -----------------------
2000, (i) 17,174,133 shares of Silknet Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable and (ii) no shares of Silknet Common Stock were held in the treasury of Silknet or by its Subsidiaries. The Silknet Disclosure Schedule shows the number of shares of Silknet Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of February 3, 2000 and the plans under which such options were granted (collectively, the "Silknet Stock Plans"). No material
                                         -------------------
change in such capitalization has occurred between December 31, 2000 and the date of this Agreement. As of the date of this Agreement, none of the shares of Silknet Preferred Stock is issued and outstanding. All shares of Silknet Common Stock subject to issuance as specified above are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of Silknet or its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Silknet Common Stock or the capital stock of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity other than guarantees of bank obligations of its Subsidiaries entered into in the ordinary course of business, except for repurchase rights of Silknet under the Silknet stock option plans, or under any stock option agreements pursuant to which options were granted under these plans. All of the outstanding shares of capital stock of Silknet's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares in the case of foreign Subsidiaries) are owned by Silknet or another Subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in Silknet's voting rights, charges or other encumbrances of any nature.

          (b)  (b)  Except as disclosed in Section 3.02 of the Silknet
                                           ------------
Disclosure Schedule or as set forth in this Section 3.02 or as reserved for
                                            ------------
future grants of options under the Silknet Stock Plans or the Silknet Stock Option Agreement, there are no equity securities of any class of Silknet or its Subsidiaries, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. There are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Silknet or any Subsidiary is a party or by which it is bound obligating Silknet or any Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Silknet or any Subsidiary or obligating Silknet or any Subsidiary to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of Silknet and to which Silknet is a party. The terms of the Silknet Stock Plans and the agreements evidencing the outstanding options thereunder will permit the assumption of those options by Kana in the manner contemplated in
Section 6.11 of this Agreement, without the approval or consent of the holders
------------
of those options, the Silknet stockholders or  other party.

          (c) (c) The current "Payment Period" (as defined under the Silknet Employee Purchase Plan (the "Silknet ESPP")) began on February 1, 2000, and will
                             ------------
end on the date determined in accordance with Section 6.11(f) of this Agreement.
                                              ---------------
Except for the purchase rights granted under the Silknet ESPP on February 1, 2000, to the current participants in the Payment Period that commenced on that date, there are no other purchase rights or options outstanding under the Silknet ESPP.

     Section 3.03  Authority; No Conflict; Required Filings And Consents.
     -------------------------------------------------------------------

          (a) Silknet has all requisite corporate power and authority to enter into this Agreement and the Silknet Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Silknet Stock Option Agreement and the consummation of the transactions contemplated by this Agreement and the Silknet Stock Option Agreement by Silknet have been duly authorized by all necessary corporate action on the part of Silknet, subject only to the approval of the Merger by Silknet stockholders under the DGCL. This Agreement and the Silknet Stock Option Agreement have been duly executed and delivered by Silknet and constitute the valid and binding obligations of Silknet, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (the "Bankruptcy and
                                                            --------------
Equity Exception").
----------------

          (b) The execution and delivery of this Agreement and the Silknet Stock Option Agreement by Silknet does not, and the consummation of the transactions contemplated by this Agreement and the Silknet Stock Option Agreement will not,
(i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of Silknet, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Silknet or its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Silknet or any Subsidiary or any of its or their properties or assets, except in the case of
(ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which, individually or in the aggregate, would not have a Silknet Material Adverse Effect.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is
                                                  -------------------
required by or with respect to Silknet or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the Silknet Stock Option Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) the filing of the Joint Proxy Statement/Prospectus (as defined in
Section 3.20 below) with the Securities
------------
and Exchange Commission (the "SEC") in accordance with the Securities Exchange
                              ---
Act of 1934, as amended (the "Exchange Act"), (iii) such consents, approvals,
                              ------------
orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a Silknet Material Adverse Effect.

     Section 3.04  SEC Filings; Financial Statements.
     -----------------------------------------------

          (a) Silknet has filed and made available to Kana all forms, reports and documents required to be filed by Silknet with the SEC since May 5, 1999 other than registration statements on Form S-8 (collectively, the "Silknet SEC
                                                                   -----------
Reports"). The Silknet SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as the case may
                       --------------
be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then as and on the date so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Silknet SEC Reports or necessary in order to make the statements in such Silknet SEC Reports, in the light of the circumstances under which they were made, not misleading. Silknet's Subsidiaries are not required to file any forms, reports or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Silknet SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly presented the consolidated financial position of Silknet and its Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The audited balance sheet of Silknet as of June 30, 1999 is referred to herein as the "Silknet Balance Sheet."
                  ---------------------

     Section 3.05  No Undisclosed Liabilities.
     ----------------------------------------

          Except as disclosed in the Silknet SEC Reports filed prior to the date hereof, and except for normal or recurring liabilities incurred since December 31, 1999 in the ordinary course of business consistent with past practices, Silknet and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate would have a Silknet Material Adverse Effect.

     Section 3.06  Absence Of Certain Changes Or Events.
     --------------------------------------------------

          Except as disclosed in the Silknet SEC Reports filed prior to the date hereof or disclosed in writing by Silknet to Kana on or prior to the date hereof, since the date of the Silknet Balance Sheet, Silknet and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been
(i) any Silknet Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Silknet or any of its Subsidiaries having a Silknet Material Adverse Effect; (iii) any material change by Silknet in its accounting methods, principles or practices to which Kana has not previously consented in writing; (iv) any revaluation by Silknet of any of its assets having a Silknet Material Adverse Effect; or (v) any other action or event that would have required the consent of Kana pursuant to Section 5.01 of
                                                               ------------
this Agreement had such action or event occurred after the date of this Agreement and that, individually or in the aggregate, has had a Silknet Material Adverse Effect.

     Section 3.07  Taxes.
     -------------------

          (a) For the purposes of this Agreement, the terms "Tax" and,
                                                             ---
collectively, "Taxes" mean any and all material federal, state, local and
               -----
foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b) Silknet and each of its Subsidiaries have (i) filed all federal, state, local and foreign tax returns and reports required to be filed by them prior to the date of this Agreement (taking into account extensions), (ii) paid or accrued all Taxes due and payable, and (iii) paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), except in the case of clause (i), (ii) or (iii) for any such filings, payments or accruals which are not reasonably likely, individually or in the aggregate, to have a Silknet Material Adverse Effect. Neither the Internal Revenue Service (the "IRS") nor
                                                                    ---
any other taxing authority has asserted any claim for taxes, or to the actual knowledge of the executive officers of Silknet or any of its Subsidiaries, is threatening to assert any claims for Taxes, which claims, individually or in the aggregate, are reasonably likely to have a Silknet Material Adverse Effect. Silknet and each of its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all Taxes required by law to be withheld or collected, except for amounts which are not reasonably likely, individually or in the aggregate, to have a Silknet Material Adverse Effect. Neither Silknet nor any of its Subsidiaries has made an election under Section 341(f) of the Internal Revenue
                                        --------------
Code, except for any such election which shall not have a Silknet Material Adverse Effect. There are no liens for Taxes upon the assets of Silknet or its

Subsidiaries (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings), except for liens which would not, individually or in the aggregate, have a Silknet Material Adverse Effect.

     Section 3.08  Properties.
     ------------------------

          (a) Silknet has provided to Kana a true and complete list of all material real property leased by Silknet or its Subsidiaries (collectively "Material Lease(s)") and the location of the premises. Neither Silknet nor any
 ----------------
Subsidiary is in default under any such leases, except where the existence of such defaults, individually or in the aggregate, is not reasonably likely to have a Silknet Material Adverse Effect.

          (b) Silknet owns no real property.

     Section 3.09  Intellectual Property.
     -----------------------------------

          (a) Except as disclosed in Section 3.09 of the Silknet Disclosure
                                     ------------
Schedule, Silknet and its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and mask works, any applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works, and all processes, formulae, methods schematics, technology, know how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of Silknet and its Subsidiaries as currently conducted or planned to be conducted by Silknet and its Subsidiaries (the "Silknet Intellectual Property Rights").
                                   ------------------------------------

          (b) Except as disclosed in Section 3.09 of the Silknet Disclosure
                                     ------------
Schedule, neither Silknet nor any of its Subsidiaries is, or will be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any material license, sublicense or other agreement relating to the Silknet Intellectual Property Rights or any material license, sublicense or other agreement pursuant to which Silknet or any of its Subsidiaries is authorized to use any third party patents, trademarks or copyrights, including software, which are incorporated in or form a part of any product of Silknet or any of its Subsidiaries that is material to the business of Silknet and its Subsidiaries, taking Silknet and its Subsidiaries together as a whole, and where such breach would have a Silknet Material Adverse Effect.

          (c) Except as disclosed in Schedule 3.09 of the Silknet Disclosure Schedule, (i) all patents, registered trademarks, service marks and copyrights which are held by Silknet or any of its Subsidiaries, and which are material to the business of Silknet and its Subsidiaries, taking Silknet and its Subsidiaries together as a whole, are valid and subsisting; (ii) Silknet has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; and (iii) the manufacturing, marketing, licensing or sale of Silknet's products does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, which infringement, either individually or in the aggregate, could reasonably be expected to have a Silknet Material Adverse Effect.

          (d) Silknet has taken all actions necessary and appropriate to assure that there shall be no material adverse change in the delivery of Silknet's products and services by reason of the advent of the year 2000, and warrants that all of its products (including products currently under development) will, without interruption or manual intervention, continue to consistently, predictably and accurately record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will consistently, predictably and accurately calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as such products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates.

     Section 3.10  Agreements, Contracts And Commitments.
     ---------------------------------------------------

          Neither Silknet nor any of its Subsidiaries has breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of any material agreement, contract or commitment to which it is a party or by which any of its assets and properties are bound ("Silknet Material
                                                               ----------------
Contracts") in such a manner as, individually or in the aggregate, is reasonably
---------
likely to have a Silknet Material Adverse Effect. Each Silknet Material Contract that has not expired by its terms is in full force and effect and is not subject to any material default thereunder of which Silknet is aware by any party obligated to Silknet or any of its Subsidiaries pursuant to such Silknet Material Contract.

     Section 3.11  Litigation.
     ------------------------

          Except as described in the Silknet SEC Reports filed prior to the date hereof, there is no action, suit or proceeding, claim, arbitration or investigation against Silknet or any of its Subsidiaries pending or as to which Silknet or any such Subsidiary has received any written notice of assertion, which, individually or in the aggregate, if determined adversely to Silknet or any such Subsidiary, would be reasonably likely to have a Silknet Material Adverse Effect or would materially impair or delay the ability of Silknet to consummate the transactions contemplated by this Agreement nor is there, to the knowledge of Silknet, any claim, action, suit, proceeding or investigation described in Section 6.17(d), or any basis therefor.
             ---------------

     Section 3.12  Environmental Matters.
     -----------------------------------

          (a) Except as disclosed in the Silknet SEC Reports filed prior to the date hereof: (i) Silknet and its Subsidiaries have complied with all applicable Environmental Laws (as defined in Section 3.12(b)); (ii) the properties
                                  ---------------
currently owned or operated by Silknet and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined in Section 3.12(c)); (iii) the
                                              ---------------
properties formerly owned or operated by Silknet or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by Silknet or its Subsidiaries; (iv) neither Silknet nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither Silknet nor any Subsidiary has been associated with any release or threat of release of any Hazardous Substance; (vi) neither Silknet nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that Silknet or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vii) neither Silknet nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving Silknet or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of Silknet or its Subsidiaries pursuant to any Environmental Law.

          (b)  As used herein, the term "Environmental Law" means any federal,
                                         -----------------
state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

          (c)  As used herein, the term "Hazardous Substance" means any
                                         -------------------
substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

     Section 3.13  Employee Benefit Plans.
     ------------------------------------

          (a) Silknet has listed in Section 3.13 of the Silknet Disclosure Schedule all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus,
                                                     -----
stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of Silknet or any trade or business (whether or not incorporated) which is a member or which is under common control with Silknet (an "ERISA Affiliate") within the meaning of Section 414 of the
                  ---------------
Internal Revenue Code, or any Subsidiary of Silknet (together, the "Silknet
                                                                    -------
Employee Plans").
--------------

          (b) With respect to each Silknet Employee Plan, Silknet has made available to Kana, a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Silknet Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Silknet Employee Plan and (iv) the most recent actuarial report or valuation relating to a Silknet Employee Plan subject to Title IV of ERISA.

          (c) With respect to the Silknet Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of Silknet, there exists no condition or set of circumstances in connection with which Silknet could be subject to any liability that is reasonably likely to have a Silknet Material Adverse Effect under ERISA, the Internal Revenue Code or any other applicable law.

          (d) With respect to the Silknet Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of Silknet, which obligations are reasonably likely to have a Silknet Material Adverse Effect.

          (e) Except as disclosed in Silknet SEC Reports filed prior to the date of this Agreement or the Silknet Disclosure Schedule, and except as provided for in this Agreement, neither Silknet nor any of its Subsidiaries is a party to any oral or written (i) agreement with any officer or other key employee of Silknet or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Silknet of the nature contemplated by this Agreement, (ii) agreement with any officer of Silknet or any of its Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof and for the payment of compensation in excess of $200,000 per annum, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Stock Option Agreements or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, except that (a) the vesting date of each outstanding option under the Silknet Stock Plans other than the 1999 Non-Employee Director Stock Option Plan at the Effective Time shall immediately accelerate by one year, and the vesting date of any unvested shares previously purchased under any of the Silknet Stock Plans shall at the Effective Time accelerate by one year, and (b) each outstanding option under the Silknet 1999 Non-Employee Director Stock Option Plan at the Effective Time shall immediately become fully vested and exercisable following the Effective Time.

     Section 3.14  Compliance With Laws.
     ----------------------------------

          Silknet and each of its Subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Silknet Material Adverse Effect.

     Section 3.15  Tax Matters.
     -------------------------

          To its knowledge, neither Silknet nor any of its Affiliates has taken or agreed to take any action which would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Internal Revenue Code.

     Section 3.16  Labor Matters.
     ---------------------------

          Neither Silknet nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is Silknet or any of its Subsidiaries the subject of any material proceeding asserting that Silknet or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of Silknet, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving Silknet or any of its Subsidiaries.

     Section 3.17  Insurance.
     -----------------------

          All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Silknet or any of its Subsidiaries are with reputable insurance carriers, and copies or a summary of such policies have been made available to Kana.

     Section 3.18  No Existing Discussions.
     -------------------------------------

          As of the date hereof, Silknet is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to a Silknet Takeover Proposal (as defined in Section 6.02(d)).
                                         ---------------

     Section 3.19  Interested Party Transactions.
     -------------------------------------------

          Except as set forth in the Silknet SEC Reports or by virtue of the Merger, no event has occurred that would be required to be reported by Silknet as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K promulgated by the SEC.

     Section 3.20  Registration Statement; Joint Proxy Statement/Prospectus.
     ----------------------------------------------------------------------

          The information supplied by Silknet for inclusion in the registration statement of Kana on Form S-4 pursuant to which shares of Kana Common Stock issued in the Merger will be registered with the SEC (the "Registration
                                                           ------------
Statement") shall not contain, at the time the Registration Statement is
---------
declared effective by the SEC, any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under with they were made, not misleading. The information supplied by Silknet for inclusion in the joint proxy statement/prospectus (the "Joint Proxy Statement/Prospectus") to be sent to the
                           --------------------------------
stockholders of Silknet in connection with the special meeting of Silknet stockholders to consider this Agreement and the Merger (the "Silknet
                                                             -------
Stockholders Meeting") and to the stockholders of Kana in connection with the
--------------------
special meeting of Kana stockholders to consider the issuance of Kana Common Stock in connection with the Merger (the "Kana Stockholders Meeting") shall not,
                                          -------------------------
on the date the Joint Proxy Statement/Prospectus is first mailed to stockholders of Kana and Silknet, at the time of the Silknet Stockholders Meeting, at the time of the Kana Stockholders Meeting or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement/Prospectus not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Kana Stockholders Meeting or the Silknet Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Silknet or any of its affiliates should be discovered by Silknet which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, Silknet shall promptly inform Kana.

     Section 3.21  Payments Resulting from Mergers.
     ---------------------------------------------

          (a) The consummation or announcement of any transaction contemplated by this Agreement or the Silknet Stock Option Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (i) payment (whether of severance pay or otherwise) becoming due from Silknet or any of its Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement pursuant to any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any officer, director or employee or any plan agreement or understanding similar to any of the foregoing, or (ii) benefit under any Silknet benefit plan being established or becoming accelerated, vested or payable.

          (b) James C. Wood has agreed to enter into an amendment to his employment agreement providing for the waiver of any benefits that would otherwise be due Mr. Wood (including severance payments) as a result of the Merger. Nigel Donovan has agreed to deliver a written acknowledgement that the Merger, and his subsequent employment by Kana, will not result in any benefits becoming due to Mr. Donovan. Patrick J. Scannell, has agreed to amend his current employment agreement to provide for the waiver of any cash payments as a result of the Merger, and to provide that his employment agreement will be amended so that he will continue providing services to Kana for 180 days after the date hereof, on which date Mr. Scannell will be entitled to the benefits under his employment agreement (including acceleration of his then unvested options and severance payments equal to one year's salary).

     Section 3.22  Opinion Of Financial Advisor.
     ------------------------------------------

          The financial advisor of Silknet, Credit Suisse First Boston, has delivered to Silknet an opinion dated the date of this Agreement to the effect that the Exchange Ratio is fair to the holders of Silknet Common Stock from a financial point of view.

     Section 3.23  Section 203 of the DGCL Not Applicable; Silknet Rights Plan.
     -------------------------------------------------------------------------

          (a) Section 203 of the DGCL is not applicable to Silknet or (by reason of Silknet's participation therein) the Merger. No other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation is applicable to Silknet or (by reason of Silknet's participation therein) the Merger or the other transactions contemplated by this Agreement.

          (b) The execution, delivery and performance of this Agreement and the Silknet Stock Option Agreement and the consummation of the Merger will not cause any change, effect or result under any stockholder rights plan which is or will as of the Effective Time be in effect (a "Silknet Rights Plan") which is adverse
                                          -------------------
to the interests of Kana.

     Section 3.24  Voting Requirements.
     ---------------------------------

          The affirmative vote at the Silknet Stockholders Meeting of the holders of a majority of the voting power of all outstanding shares of Silknet Common Stock to adopt this Agreement (the "Silknet Stockholder Approval") is the
                                           ----------------------------
only vote of the holders of any class or series of Silknet 's capital stock necessary to approve and adopt this Agreement, the Silknet Stock Option Agreement and the transactions contemplated hereby and thereby.

     Section 3.25  Brokers.
     ---------------------

          No broker, investment banker, financial advisor or other person, other than Credit Suisse First Boston Corporation, the fees and expenses of which will be paid by Silknet, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement and the Stock Option Agreements based upon arrangements made by or on behalf of Silknet. Silknet has furnished to Kana true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable.

     Section 3.26  Certain Contracts.
     -------------------------------

          Neither Silknet nor any of its Subsidiaries is a party to or bound by any non-competition agreement or any other similar agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of Silknet and its Subsidiaries, taken as a whole, is conducted.

     Section 3.27  Silknet Voting Agreement.
     --------------------------------------

          Each officer, director and affiliate under the control of Silknet is listed on Schedule 3.27 and has executed and delivered to Kana a voting agreement, substantially in the form of Exhibit A hereto.
                                        ---------

                                  ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF KANA

          Kana and Merger Sub represent and warrant to Silknet that the statements contained in this Article IV are true and correct, except as set
                             ----------
forth in the disclosure schedule delivered by Kana to Silknet on or before the date of this Agreement (the "Kana Disclosure Schedule"). The Kana Disclosure
                             ------------------------
Schedule shall be arranged in paragraphs corresponding to the numbered and lettered sections contained in this Article IV and the disclosure in any
                                    ----------
paragraph shall qualify other sections in this Article IV only to the extent
                                               ----------
that it is reasonably apparent from a reading of such document that it also qualifies or applies to such other sections.

     Section 4.01  Organization Of Kana And Merger Sub.
     -------------------------------------------------

          Each of Kana and Merger Sub and Kana's other Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Kana Material Adverse Effect as defined in Section 9.03(b). Except as set forth in the Kana SEC Reports (as
           ---------------
defined in Section 4.04) filed prior to the date hereof, neither Kana nor any of
           ------------
its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by Kana and comprising less than five percent (5%) of the outstanding stock of such company.

     Section 4.02  Kana Capital Structure.
     ------------------------------------

          (a) The authorized capital stock of Kana consists of 100,000,000 shares of Common Stock, $.001 par value, and 5,000,000 shares of Preferred Stock, $.001 par value ("Kana Preferred Stock"). As of February 3, 2000, (i)
                         --------------------
30,391,355 shares of Kana Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and (ii) no shares of Kana Common Stock were held in the treasury of Kana or by Subsidiaries of Kana. The Kana Disclosure Schedule shows the number of shares of Kana Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of February 3, 2000 and the plans under which such options were granted (collectively, the "Kana Stock Plans"). No material change in such
                    ----------------
capitalization has occurred between December 31, 2000 and the date of this Agreement. As of the date of this Agreement, none of the shares of Kana

Preferred Stock is issued and outstanding. All shares of Kana Common Stock subject to issuance as specified above are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of Kana to repurchase, redeem or otherwise acquire any shares of Kana Common Stock or the capital stock of any of its Subsidiaries or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations of Subsidiaries entered into in the ordinary course of business, except for repurchase rights of Kana under the Kana stock option plans, or under any stock option agreements pursuant to which options were granted under these plans. All of the outstanding shares of capital stock of each of Kana's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares in the case of foreign Subsidiaries) are owned by Kana or another Subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in Kana's voting rights, charges or other encumbrances of any nature.

          (b) Except and as disclosed in Section 4.02 of the Kana Disclosure
                                         ------------
Schedule or as set forth in this Section 4.02 or as reserved for future grants
                                 ------------
of options under the Kana Stock Plans or the Kana Stock Option Agreement, there are no equity securities of any class of Kana or any of its Subsidiaries, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. There are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of Kana and to which Kana is a party.

     Section 4.03  Authority; No Conflict; Required Filings And Consents.
     -------------------------------------------------------------------

          (a) Each of Kana and Merger Sub has all requisite corporate power and authority to enter into this Agreement and the Kana Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Kana Stock Option Agreement and the consummation of the transactions contemplated by this Agreement and by the Kana Stock Option Agreement by Kana and Merger Sub have been duly authorized by all necessary corporate action on the part of each of Kana and Merger Sub (including the approval of the Merger by Kana as the sole stockholder of Merger Sub), subject only to the approval of the Kana Voting Proposal (as defined in Section
                                                                        -------
6.03(a) by Kana stockholders.  This Agreement and the Kana Stock Option
-------
Agreement have been duly executed and delivered by each of Kana and, in the case of this Agreement, Merger Sub constitute the valid and binding obligations of each of Kana and Merger Sub, enforceable in accordance with their terms, subject to the Bankruptcy and Equity Exception.

          (b) The execution and delivery of this Agreement and the Kana Stock Option Agreement by each of Kana and Merger Sub does not, and the consummation of the transactions contemplated by this Agreement and the Kana Stock Option Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of Kana or the Certificate of Incorporation or Bylaws of Merger Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default

(or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Kana or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Kana or any of its Subsidiaries or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which, individually or in the aggregate, would have a Kana Material Adverse Effect.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Kana or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the Kana Stock Option Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iii) the filing of the Joint Proxy Statement/Prospectus with the SEC in accordance with the Exchange Act, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a Kana Material Adverse Effect.

     Section 4.04  SEC Filings; Financial Statements.
     -----------------------------------------------

          (a) Kana has filed and made available to Silknet all forms, reports and documents required to be filed by Kana with the SEC since September 21, 1999 other than registration statements on Form S-8 (collectively, the "Kana SEC
                                                                   --------
Reports"). The Kana SEC Reports (i) at the time filed, complied in all material
-------
respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then as and on the date so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Kana SEC Reports or necessary in order to make the statements in such Kana SEC Reports, in the light of the circumstances under which they were made, not misleading. Kana's Subsidiaries are not required to file any forms, reports or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Kana SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly presented the consolidated financial position of Kana and its Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The audited balance sheet of Kana as of December 31, 1999 is referred to herein as the "Kana Balance Sheet."
                  ------------------

     Section 4.05  No Undisclosed Liabilities.
     ----------------------------------------

          Except as disclosed in the Kana SEC Reports filed prior to the date hereof, and except for normal or recurring liabilities incurred since December 31, 1999 in the ordinary course of business consistent with past practices, Kana and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate, would have a Kana Material Adverse Effect.

     Section 4.06  Absence Of Certain Changes Or Events.
     --------------------------------------------------

          Except as disclosed in the Kana SEC Reports filed prior to the date hereof or disclosed in writing by Kana to Silknet on or prior to the date hereof, since the date of the Kana Balance Sheet, Kana and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any Kana Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Kana or any of its Subsidiaries having a Kana Material Adverse Effect; (iii) any material change by Kana in its accounting methods, principles or practices to which Silknet has not previously consented in writing; (iv) any revaluation by Kana of any of its assets having a Kana Material Adverse Effect; or (v) any other action or event that would have required the consent of Silknet pursuant to Section 5.01 of this Agreement had
                                            ------------
such action or event occurred after the date of this Agreement and that, individually or in the aggregate, has had a Kana Material Adverse Effect.

     Section 4.07  Taxes.
     -------------------

          Kana and each of its Subsidiaries have (i) filed all federal, state, local and foreign tax returns and reports required to be filed by them prior to the date of this Agreement (taking into account extensions), (ii) paid or accrued all Taxes due and payable, and (iii) paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), except in the case of clause (i), (ii) or (iii) for any such filings, payments or accruals which are not reasonably likely, individually or in the aggregate, to have a Kana Material Adverse Effect. Neither the IRS nor any other taxing authority has asserted any claim for Taxes, or to the actual knowledge of the executive officers of Kana or any of its Subsidiaries, is threatening to assert any claims for Taxes, which claims, individually or in the aggregate, are reasonably likely to have a Kana Material Adverse Effect. Kana and each of its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all Taxes required by law to be withheld or collected, except for amounts which are not reasonably likely, individually or in the aggregate, to have a Kana Material Adverse Effect. Neither Kana nor any of its Subsidiaries has made an election under Section 341(f) of the Internal Revenue Code, except for any such election which shall not have a Kana Material Adverse Effect. There are no liens for Taxes upon the assets of Kana or any of its Subsidiaries (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings), except for liens which are not reasonably likely, individually or in the aggregate, to have a Kana Material Adverse Effect.

     Section 4.08  Agreements, Contracts And Commitments.
     ---------------------------------------------------

          Neither Kana nor any of its Subsidiaries has breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of any material agreement, contract or commitment to which it is a party or by which any of its assets or properties are bound ("Kana Material Contracts") in
                                                  -----------------------
such a manner as, individually or in the aggregate, is reasonably likely to have a Kana Material Adverse Effect. Each Kana Material Contract that has not expired by its terms is in full force and effect and is not subject to any material default thereunder of which Kana is aware by any party obligated to Kana or any of its Subsidiaries pursuant to such Kana Material Contract.

     Section 4.09  Litigation.
     ------------------------

          Except as described in the Kana SEC Reports filed prior to the date hereof, there is no action, suit or proceeding, claim, arbitration or investigation against Kana or any of its Subsidiaries pending or as to which Kana or any of its Subsidiaries has received any written notice of assertion, which, individually or in the aggregate, if determined adversely to Kana or any such Subsidiary, would be reasonably likely to have a Kana Material Adverse Effect or would materially impair or delay the ability of Kana to consummate the transactions contemplated by this Agreement.

     Section 4.10  Employee Benefit Plans.
     ------------------------------------

          (a) With respect to the Kana Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of Kana, which obligations are reasonably likely to have a Kana Material Adverse Effect.

     Section 4.11  Compliance With Laws.
     ----------------------------------

          Kana and each of its Subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Kana Material Adverse Effect.

     Section 4.12  Tax Matters.
     -------------------------

          To its knowledge, neither Kana nor any of its Affiliates has taken or agreed to take any action which would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Internal Revenue Code.

     Section 4.13  Registration Statement; Joint Proxy Statement/Prospectus.
     ----------------------------------------------------------------------

          The information supplied by Kana for inclusion in the Registration Statement shall not contain, at the time the Registration Statement is declared effective by the SEC, any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under with they were made, not misleading. The information supplied by Kana for inclusion in the Joint Proxy Statement/Prospectus to be sent to the stockholders of Silknet in connection with the Silknet Stockholders Meeting and to the stockholders of Kana in connection with the Kana Stockholders Meeting shall not, on the date the Joint Proxy Statement/Prospectus is first mailed to stockholders of Kana and Silknet, at the time of the Silknet Stockholders Meeting, at the time of the Kana Stockholders Meeting or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement/Prospectus not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Kana Stockholders Meeting or the Silknet Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Kana or any of its affiliates should be discovered by Kana which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, Kana shall promptly inform Silknet.

     Section 4.14  Opinion Of Financial Advisor.
     ------------------------------------------

          The financial advisor of Kana, Goldman, Sachs & Co., has delivered to Kana an opinion dated the date of this Agreement to the effect that the Exchange Ratio is fair to Kana from a financial point of view.

     Section 4.15  Voting Requirements.
     ---------------------------------

          No vote of the holders of shares of Kana Common Stock or any other class or series of capital stock of Kana is necessary to approve and adopt this Agreement and the Kana Option Agreement and the transactions contemplated hereby and thereby other than the approval of the Kana Voting Proposal.

     Section 4.16  Brokers.
     ---------------------

          No broker, investment banker, financial advisor or other person, other than Goldman, Sachs & Co., the fees and expenses of which will be paid by Kana, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement and the Stock Option Agreements based upon arrangements made by or on behalf of Kana.

     Section 4.17  Kana Voting Agreement.
     -----------------------------------

          Each officer, director and affiliate under the control of Kana is listed on Schedule 4.17 and has executed and delivered to Silknet a voting agreement, substantially in the form of Exhibit B hereto.
                                        ---------

     Section 4.18  Intellectual Property.
     -----------------------------------

          (a) Except as disclosed in Section 4.18 of the Kana Disclosure
                                     ------------
Schedule, Kana and its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and mask works, any applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works, and all processes, formulae, methods schematics, technology, know how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of Kana and its Subsidiaries as currently conducted or planned to be conducted by Kana and its Subsidiaries (the "Kana Intellectual Property Rights").
                       ---------------------------------

          (b) Except as disclosed in Section 4.18 of the Kana Disclosure
                                     ------------
Schedule, neither Kana nor any of its Subsidiaries is, or will be as a result of the execution and delivery of this Agreement of the performance of its obligations under this Agreement, in breach of any material license, sublicense or other agreement relating to the Kana Intellectual Property Rights or any material license, sublicense or other agreement pursuant to which Kana or any of its Subsidiaries is authorized to use any third party patents, trademarks or copyrights, including software, which are incorporated in or form a part of any product of Kana or any of its Subsidiaries that is material to the business of Kana and its Subsidiaries, taking Kana and its Subsidiaries together as a whole, and where such breach would have a Kana Material Adverse Effect.

          (c) Except as disclosed in the Kana Disclosure Schedule, (i) all patents, registered trademarks, service marks and copyrights which are held by Kana or any of its Subsidiaries, and which are material to the business of Kana and its Subsidiaries, taking Kana and its Subsidiaries together as a whole, are valid and subsisting; (ii) Kana has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party where such proceeding would have a Kana Material Adverse Effect; and (iii) the manufacturing, marketing, licensing or sale of Kana's products does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, which infringement, either individually or in the aggregate, could reasonably be expected to have a Kana Material Adverse Effect.

     Section 4.19  Certain Contracts.
     -------------------------------

          Neither Kana nor any of its Subsidiaries is a party to or bound by any non-competition agreement or any other similar agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of Kana and its Subsidiaries, taken as a whole, is conducted.

                                  ARTICLE V.

                              CONDUCT OF BUSINESS

     Section 5.01  Covenants Of Silknet.
     ----------------------------------

          During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Silknet agrees, as to itself and its Subsidiaries, except to the extent that Kana shall otherwise consent in writing, to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, and consistent with preserving and advancing the revenues and results of operation of Silknet, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it, except in each case where the failure to do so would not have a Silknet Material Adverse Effect. Silknet shall promptly notify Kana of any material event or occurrence not in the ordinary course of business of Silknet. Except as expressly contemplated by this Agreement or as set forth in Section 5.01 of the Silknet Disclosure Schedule, Silknet shall not (and shall not permit its Subsidiaries to), without the written consent of Kana (which shall not be unreasonably delayed):

          (a) accelerate, amend or change the period of exercisability of options or restricted stock granted under any employee stock plan of such party or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement, and except that (a) the vesting date of each outstanding option under the Silknet Stock Plans other than the 1999 Non-Employee Director Stock Option Plan at the Effective Time shall immediately accelerate by one year, and the vesting date of any unvested shares previously purchased under any of the Silknet Stock Plans shall at the Effective Time accelerate by one year, and (b) each outstanding option under the Silknet 1999 Non-Employee Director Stock Option Plan at the Effective Time shall immediately become fully vested and exercisable following the Effective Time.

     (b) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to such party;

     (c) transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Silknet Intellectual Property Rights other than on a non-exclusive basis in the ordinary course of business consistent with past practices;

     (d) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the grant of options consistent with past practices to existing employees, not to exceed 25,000 shares, and to newly hired employees, which hiring of new employees shall be in the ordinary course of business and which options represent in the aggregate the right to acquire no more than 100,000 shares (net of cancellations) of Silknet Common Stock and which will not be entitled to accelerated vesting as a result of the Merger, or (ii) the issuance of shares of Silknet Common Stock pursuant to the exercise of options outstanding on the date of this Agreement;

     (e) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets (other than inventory and other items in the ordinary course of business);

     (f) sell, lease, license or otherwise dispose of any material properties or assets, except for transactions in the ordinary course of business; provided,
                                                                    --------
however, that in no event shall Silknet enter into any agreement, option or
-------
other arrangements (including any joint venture) involving the exclusive licensing of Silknet's name or system outside of the ordinary course of business or inconsistent with past practice;

     (g) (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees (other than officers) in accordance with past practices, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any employees or officers, (iii) enter into any collective bargaining agreement (other than as required by law or extensions to existing agreements in the ordinary course of business), (iv) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees, and except as contemplated by Section 3.21 and Section 5.01(a);
                   ------------      ---------------

     (h) amend or propose to amend its Certificate of Incorporation or Bylaws, except as contemplated by this Agreement;

     (i) enter into or amend in any material respect any OEM agreement or any agreements pursuant to which any third party is granted exclusive marketing, manufacturing or other rights with respect to any Silknet product, process or technology;

     (j) amend or terminate any material contract, agreement or license to which it is a party except in the ordinary course of business or where such action would not have a Silknet Material Adverse Effect;

     (k) waive or release any material right or claim, except in the ordinary course of business;

     (l) initiate any litigation or arbitration proceeding without otherwise first consulting with Kana or where the initiation of such proceedings, if determined adversely, would have a Silknet Material Adverse Effect;

     (m) incur any indebtedness in excess of $10,000,000 for borrowed money other than in the ordinary course of business;

     (n) make or agree to make any new capital expenditure or expenditures, or enter into any agreement or agreements providing for payments which, individually, are in excess of $1,000,000 or, in the aggregate, are in excess of $5,000,000;

     (o) make any tax election that, individually or in the aggregate, is reasonably likely to have a Silknet Material Adverse Effect on the tax liability of Silknet or settle or compromise any material income tax liability;

     (p) pay, discharge, settle or satisfy any material claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business and where such action would have a Silknet Material Adverse Effect; or

     (q) take, or agree in writing or otherwise to take, any of the actions described in Section 5.01(a) through Section 5.01(p) above.
             ---------------         ---------------

     Section 5.02 Covenants Of Kana.
     ------------------------------

     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Kana agrees, as to itself and its Subsidiaries, except to the extent that Silknet shall otherwise consent in writing, to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted (it being acknowledged that the foregoing shall not limit the ability of Kana to make or pursue corporate acquisitions) and consistent with preserving and advancing the revenues and results of operations of Kana, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it and except in each case where the failure to do so would not have a Kana Material Adverse Effect. Kana shall promptly notify Silknet of any material event or occurrence not in the ordinary course of business of Kana. Except as expressly contemplated by this Agreement or as set forth in Section 5.02 of the Kana Disclosure Schedule,
                                  ------------
Kana shall not (and shall not permit any of its Subsidiaries to), without the written consent of Silknet (which shall not be unreasonably withheld or delayed):

          (a) accelerate, amend or change the period of exercisability of options or restricted stock granted under any employee stock plan of such party or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement and except that the vesting date of all options granted to employees of Kana under all options granted under all of Kana's various stock plans may be accelerated by up to one year by the Kana Board of Directors or an appropriate committee;

          (b) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to such party;

          (c) sell, lease, license or otherwise dispose of a material amount of properties or assets, except for transactions in the ordinary course of business;

          (d) transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Kana Intellectual Property Rights other than on a non-exclusive basis in the ordinary course of business consistent with past practices.

          (e) enter in to or amend in any material respect any material OEM agreement or any agreements pursuant to which any third party is granted exclusive marketing, manufacturing or other rights with respect to any Kana product, process or technology and where such action would have a Kana Material Adverse Effect;

          (f) amend or terminate any material contract, agreement or license to which it is a party except in the ordinary course of business or where such action would not have a Kana Material Adverse Effect;

          (g) initiate any litigation or arbitration proceeding without otherwise first notifying Silknet where the initiation of such proceedings, if determined adversely, would have a Kana Material Adverse Effect;

          (h) pay, discharge, settle or satisfy any material claims, liabilities, obligations or litigation (absolute, accrued asserted or unasserted, contingent or otherwise), other than in the ordinary course of business or where such action would not have a Kana Material Adverse Effect; or

          (i) take, or agree in writing or otherwise to take, any of the actions described in Section 5.02(a) through Section 5.02(h) above.
             ---------------         ---------------

     Section 5.03  Cooperation.
     -------------------------

          Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Kana and Silknet shall confer on a regular and frequent basis with one or more representatives of the other party to report on the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby and thereby.

     Section 5.04  Advice of Changes.
     -------------------------------

          Silknet and Kana shall promptly advise the other party orally and in writing to the extent it has knowledge of (i) any representation or warranty made by it (and, in the case of Kana, made by Sub) contained in this Agreement or the Stock Option Agreements becoming untrue or inaccurate in any respect where the failure of such representation to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein), individually or in the aggregate, has had or is reasonably likely to have a material adverse effect on it, (ii) the failure by it (and, in the case of Kana, by Sub) to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or the Stock Option Agreements and (iii) any change or event having, or which is reasonably likely to have, a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VII to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement or the Stock Option Agreements.

                                  ARTICLE VI.

                             ADDITIONAL AGREEMENTS

     Section 6.01  Proxy Statement/Prospectus; Registration Statement.
     ----------------------------------------------------------------

          As promptly as reasonably practicable after the execution of this Agreement, Silknet and Kana will prepare, and file with the SEC, the Joint Proxy Statement/Prospectus, and Kana will prepare and file with the SEC the Registration Statement, in which the Joint Proxy Statement/Prospectus will be included as a prospectus. Each of Kana and Silknet shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Joint Proxy Statement/Prospectus and the Registration Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Joint Proxy Statement/Prospectus and the Registration Statement. Each of Silknet and Kana will respond to any comments of the SEC, and will use its respective commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and Silknet will cause the Joint Proxy Statement/Prospectus to be mailed to its stockholders at the earliest practicable time after the Registration Statement is declared effective by the SEC (the "SEC Effective Date"). As promptly as
                                       ------------------
practicable after the date of this Agreement, each of Silknet and Kana will prepare and file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other federal, foreign or Blue Sky or related securities laws in order to consummate the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each of Silknet and Kana
                                     -------------
will notify the other promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Registration Statement or the Joint Proxy Statement/Prospectus and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Registration Statement, the Joint Proxy Statement/Prospectus or the Merger. Each of Silknet and Kana will cause all documents that it is responsible for filing with the SEC under this
Section 6.01 to comply in all material respects with all applicable requirements
------------
of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Joint Proxy Statement/Prospectus or the Registration Statement, Silknet or Kana, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to stockholders of Silknet, such amendment or supplement. Notwithstanding any other provision of this Agreement, nothing herein shall required Kana to qualify to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process under any applicable state securities laws in connection with the issuance of Kana Common Stock in the Merger.

     Section 6.02  No Solicitation by Silknet.
     ----------------------------------------

          (a) Until the earlier of the Effective Time or a valid termination of this Agreement pursuant to Article VIII, Silknet will not, and will not
                           ------------
authorize, direct or permit any of its officers, directors, employees, affiliates under the control of Silknet, investment bankers, attorneys, accountants or other agents, advisors or representatives (collectively, "Representatives") to, directly or indirectly, (i) solicit, initiate, encourage
 ---------------
or induce the making, submission or announcement of any Silknet Takeover Proposal (as defined below), (ii) participate in any discussions or negotiations with any person regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiry or proposal that constitutes or may reasonably be expected to lead to, any Silknet Takeover Proposal, (iii) authorize, approve or recommend any Silknet Takeover Proposal, or (iv) enter into any letter of intent or similar document or any contract, agreement or commitment accepting or providing for any Silknet Takeover Proposal; provided, however, nothing herein shall prohibit Silknet's Board of Directors from complying with Rules 14d-9 and 14e-2 under the Exchange Act; and provided, further, however, that this Section 6.02(a) shall
                  --------  -------  -------            ---------------
not prohibit Silknet, before the adoption of this Agreement by the stockholders of Silknet, from furnishing information regarding Silknet or entering into negotiations or discussions with, any person or group in response to a Silknet Takeover Proposal submitted by such person or group (and not withdrawn) and, subject to the provisions of Section 6.06 of this Agreement, endorsing and/or
                             ------------
recommending a Silknet Superior Offer (as defined below), and any such actions shall not be considered a breach of this Agreement to the extent they are taken in compliance with the conditions and limitations set forth in this Agreement if
(1) neither Silknet nor any of its Representatives shall have violated any of the restrictions set forth in this Section 6.02(a) or Section 6.06, (2) the
                                   ---------------    ------------
Board of Directors of Silknet determines in good faith, after considering the advice of an investment bank of nationally recognized reputation, that such Silknet Takeover Proposal is substantially more favorable to Silknet and its stockholders than the Merger, taking into account the anticipated long-term strategic benefits of the Merger to Silknet stockholders, (3) the Board of Directors of Silknet concludes in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with the fiduciary obligations of the Board of Directors of Silknet to Silknet stockholders under applicable law, (4) prior to furnishing any such information to, or entering into discussions or negotiations with, such person or group, Silknet gives Kana written notice of the identity of such person or group, the terms and conditions of the offer and Silknet's intention to furnish information to, or enter into discussions or negotiations with, such person or group, (5) Silknet receives from such person or group an executed confidentiality agreement which shall not in any way restrict Silknet from complying with its disclosure obligations under this Agreement and which shall contain customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such person or group by or on behalf of Silknet and other terms no less favorable to Silknet than those set forth in the Confidentiality Agreement (as hereinafter defined), and (6) contemporaneously with furnishing any such information to such person or group, Silknet furnishes such information to Kana (to the extent that such information has not been previously furnished by Silknet to Kana).

     (b) Silknet and its Representatives will immediately cease and cause to be terminated any and all existing discussions, negotiations, exchanges of information and other activities with respect to any Silknet Takeover Proposal. Promptly following the execution and delivery of this Agreement, Silknet shall
(i) inform each of its Representatives of the obligations undertaken in this
Section 6.02 and in the Confidentiality Agreement and (ii) request each person
------------
that has heretofore executed a confidentiality or non-disclosure agreement in connection with its consideration of acquiring it or any of its Subsidiaries to return to Silknet all confidential information heretofore furnished to such person by or on behalf of it or any of its Subsidiaries. At the Closing, Silknet shall assign to Kana the non-exclusive right to enforce the rights of Silknet and its Subsidiaries under any and all such confidentiality or non-disclosure agreements. Any violation of the restrictions set forth in this
Section 6.02 by any officer, director or employee of Silknet, any affiliate
------------
under the control of Silknet, or any investment banker, attorney, accountant or other agent, advisor or representative of Silknet shall be deemed to be a breach of this Section 6.02 by Silknet. Silknet shall notify Kana forthwith if any
        ------------
inquiries, proposals or offers relating to a Silknet Takeover Proposal are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, Silknet or any of its Representatives, indicating, in connection with such notice, the name of the person making the inquiry, proposal or offer and the material terms and conditions of any proposals or offers. Thereafter Silknet shall provide Kana with a true and complete copy of such Silknet Takeover Proposal or communication (if it is in writing) and shall otherwise keep Kana informed, on a current basis, with respect to the status and terms of any such proposal or offer and the status of any such negotiations or discussions.

          (c) Silknet and Kana agree that irreparable damage would occur in the event that the provisions of this Section 6.02 were not performed in accordance
                                  ------------
with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that Kana shall be entitled to seek an injunction or injunctions to prevent breaches of this Section 6.02 and to enforce specifically
                                        ------------
the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which the parties may be entitled at law or in equity.

     (d) For purposes of this Agreement, "Silknet Takeover Proposal" means any
                                          -------------------------
offer or proposal for, or any indication of interest in, a merger or other business combination involving Silknet or the acquisition of twenty percent (20%) or more of the outstanding shares of capital stock of Silknet, or all or substantially all of the assets of Silknet or any asset of Silknet, the absence of which would materially diminish the value of the Merger to Kana or the benefits expected by Kana to be realized from the Merger (other than the transactions contemplated by this Agreement), or any other transaction inconsistent with consummation of the transactions contemplated hereby.

     Section 6.03  No Solicitation by Kana.
     -------------------------------------

          (a) Until the earlier of the Effective Time or a valid termination of this Agreement pursuant to Article VIII, Kana will not, and will not authorize,
                           ------------
direct or permit any of its Representatives to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Kana Takeover Proposal (as defined below), (ii) participate in any discussions or negotiations with any person regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiry or proposal that constitutes or may reasonably be expected to lead to, any Kana Takeover Proposal, (iii) authorize, approve or recommend any Kana Takeover Proposal, or (iv) enter into any letter of intent or similar document or any contract, agreement or commitment accepting or providing for any Kana Takeover Proposal; provided, however, nothing herein shall prohibit Kana's Board
                   --------  -------
of Directors from complying with Rules 14d-9 and 14e-2 under the Exchange Act; and provided, further, however, that this Section 6.03(a) shall not prohibit
    --------  -------  -------            ----------------
Kana, before the approval by Kana stockholders of the issuance of Kana Common Stock pursuant to this Agreement (the "Kana Voting Proposal"), from furnishing
                                       --------------------
information regarding Kana or entering into negotiations or discussions with, any person or group in response to a Kana Takeover Proposal submitted by such person or group (and not withdrawn) and, subject to the provisions of Section
                                                                      -------
6.06 of this Agreement, endorsing and/or recommending a Kana Superior Offer (as
----
defined below), and any such actions shall not be considered a breach of this Agreement to the extent they are taken in compliance with the conditions and limitations set forth in this Agreement if
(1) neither Kana nor any of its Representatives shall have violated any of the restrictions set forth in this Section 6.03(a) or Section 6.06, (2) the Board of
                               ---------------    ------------
Directors of Kana determines in good faith, after considering the advice of an investment bank of nationally recognized reputation, that such Kana Takeover Proposal is substantially more favorable to Kana and its stockholders than the Merger, taking into account the anticipated long-term value and strategic benefits of the Merger to Kana stockholders, (3) the Board of Directors of Kana concludes in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with the fiduciary obligations of the Board of Directors of Kana to Kana stockholders under applicable law, (4) prior to furnishing any such information to, or entering into discussions or negotiations with, such person or group, Kana gives Silknet written notice of the identity of such person or group, the terms and conditions of the offer and Kana's intention to furnish information to, or enter into discussions or negotiations with, such person or group, (5) Kana receives from such person or group an executed confidentiality agreement which shall not in any way restrict Kana from complying with its disclosure obligations under this Agreement and which shall otherwise contain customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such person or group by or on behalf of Kana and other terms no less favorable to Kana than those set forth in the Confidentiality Agreement, including with respect to such Kana Takeover Proposal), and (6) contemporaneously with furnishing any such information to such person or group, Kana furnishes such information to Silknet (to the extent that such information has not been previously furnished by Kana to Silknet).

          (b) Kana and its Representatives will immediately cease and cause to be terminated any and all existing discussions, negotiations, exchanges of information and other activities with respect to any Kana Takeover Proposal. Promptly following the execution and delivery of this Agreement, Kana shall (i) inform each of its Representatives of the obligations undertaken in this Section
                                                                         -------
6.03 and in the Confidentiality Agreement, and (ii) request each person that has
----
heretofore executed a confidentiality or non-disclosure agreement in connection with its consideration of acquiring it or any of its Subsidiaries to return to Kana all confidential information heretofore furnished to such person by or on behalf of it or any of its Subsidiaries. Any violation of the restrictions set forth in this Section 6.03 by any officer, director or employee of Kana, any
              ------------
affiliate under the control of Kana, or any investment banker, attorney, accountant or other agent, advisor or representative of Kana shall be deemed to be a breach of this Section 6.03 by Kana. Kana shall notify Silknet forthwith
                    ------------
if any inquiries, proposals or offers relating to a Kana Takeover Proposal are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, Kana or any of its Representatives, indicating, in connection with such notice, the name of the person making the inquiry, proposal or offer and the material terms and conditions of any proposals or offers. Thereafter Kana shall provide Silknet with a true and complete copy of such Kana Takeover Proposal or communication (if it is in writing) and shall otherwise keep Silknet informed, on a current basis, with respect to the status and terms of any such proposal or offer and the status of any such negotiations or discussions.

          (c) Kana and Silknet agree that irreparable damage would occur in the event that the provisions of this Section 6.03 were not performed in accordance
                                  ------------
with their specific terms or
were otherwise breached. It is accordingly agreed by the parties hereto that Silknet shall be entitled to seek an injunction or injunctions to prevent breaches of this Section 6.03 and to enforce specifically the terms and
                 ------------
provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which the parties may be entitled at law or in equity.

          (d) For purposes of this Agreement, "Kana Takeover Proposal" means any
                                               ----------------------
offer or proposal for, or any indication of interest in, a merger or other business combination involving an acquisition or a change in control of Kana or the acquisition of a majority of the outstanding shares of capital stock of Kana, or all or substantially all of the assets of Kana, or any other transaction inconsistent with consummation of the transactions contemplated hereby, which offer, proposal or indication of interest is conditioned on the termination of this Agreement by Kana or the denial by Kana stockholders of the Kana Voting Proposal.

     Section 6.04  Nasdaq.
     --------------------

          Each of Silknet and Kana agrees to continue the quotation of Kana Common Stock and Silknet Common Stock, respectively, on the Nasdaq National Market, during the term of this Agreement so that appraisal rights will not be available to stockholders of Silknet under Section 262 of the DGCL.

     Section 6.05  Access To Information.
     -----------------------------------

          Upon reasonable notice, Silknet and Kana shall each (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of Silknet and Kana shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and
(b) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence in accordance with the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section 6.05 shall affect or be
                                               ------------
deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

     Section 6.06  Stockholders Meetings.
     -----------------------------------

          (a) Promptly after the date hereof, Silknet will take all action reasonably necessary in accordance with the DGCL and its Certificate of Incorporation and by-laws to cause the Silknet Stockholders' Meeting to be held as promptly as practicable for the purpose of voting upon this Agreement and the Merger, and Kana will take all action reasonably necessary in accordance with the DGCL and its Certificate of Incorporation and by-laws to cause the Kana Stockholders' Meeting to be held as promptly as practicable for the purpose of voting upon the Kana Voting Proposal. Unless otherwise mutually agreed by Kana and Silknet, Kana and

Silknet shall coordinate and cooperate with respect to the timing of such meetings and shall use their reasonable best efforts to hold such meetings on the same day and as soon as practicable after the date hereof. Subject to their rights under Section 8.01(i) and Section 8.01(j), Silknet and Kana shall
             ---------------     ---------------
solicit from their respective stockholders proxies in favor of the approval and adoption of this Agreement and approval of the Merger (in the case of Silknet stockholders) and the Kana Voting Proposal (in the case of Kana stockholders), and will take all other action necessary or advisable to secure the vote or consent of their respective stockholders required by the rules of Nasdaq or the DGCL to obtain such approvals; provided, however, that neither Silknet nor Kana
                               --------  -------
shall be required to take any action that its respective Board of Directors determines in good faith after consultation with outside legal counsel would be inconsistent with its fiduciary duties to its stockholders under applicable law. Notwithstanding anything to the contrary contained in this Agreement, Silknet may adjourn or postpone the Silknet Stockholders' Meeting, and Kana may adjourn or postpone the Kana Stockholders' Meeting, to the extent that (i) such adjournment or postponement is necessary to ensure that any necessary supplement or amendment to the Prospectus/Proxy Statement is provided to such party's stockholders in advance of the applicable vote or (ii) additional time is reasonably required to solicit proxies in favor of the approvals required by
Section 7.01(a) or (iii) as of the time for which such stockholders' meeting is
---------------
originally scheduled (as set forth in the Prospectus/Proxy Statement) there are insufficient shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such stockholders' meeting. Silknet shall ensure that Silknet Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by Silknet in connection with Silknet Stockholders' Meeting are solicited, and Kana shall ensure that Kana Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by Kana in connection with Kana Stockholders' Meeting are solicited, in compliance with the DGCL, applicable charter documents, the rules of Nasdaq and all other applicable legal requirements.

          (b) (i) The Board of Directors of Silknet shall recommend that Silknet stockholders vote in favor of the approval and adoption of this Agreement and approval of the Merger at the Silknet Stockholders' Meeting; (ii) the Prospectus/Proxy Statement shall include a statement to the effect that the Board of Directors of Silknet has recommended that Silknet stockholders vote in favor of the approval and adoption of this Agreement and approval of the Merger at Silknet Stockholders' Meeting; and (iii) neither the Board of Directors of Silknet nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Kana the recommendation of the Board of Directors of Silknet that Silknet stockholders vote in favor of the approval and adoption of this Agreement and approval of the Merger; provided, however, that nothing in this Agreement shall prevent the
        --------  -------
Board of Directors of Silknet from withholding, withdrawing, amending or modifying its recommendation in favor of approval and adoption of this Agreement and approval of the Merger if: (A) a Silknet Superior Offer is made to Silknet and is not withdrawn, (B) neither Silknet nor any of its representatives shall have violated any of the restrictions set forth in Section 6.02, (C) five
                                                   ------------
business days elapse following delivery by Silknet to Kana of written notice advising Kana that the Board of Directors of Silknet intends to withhold, withdraw, amend or modify its recommendation; and (D) the Board of Directors of Silknet concludes in good faith, after considering applicable state law and consultation with its outside counsel, that, in light of such Silknet Superior Offer, the failure to withhold, withdraw, amend or modify such recommendation would be inconsistent with the fiduciary duties of the Board of Directors of Silknet to Silknet stockholders under applicable law. For purposes of this Agreement, "Silknet Superior Offer" shall
                                                 ----------------------
mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (x) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Silknet pursuant to which the stockholders of Silknet immediately preceding such transaction hold less than fifty percent (50%) of the equity interest in the surviving or resulting entity of such transaction; (y) a sale or other disposition by Silknet of assets (excluding inventory and used equipment sold in the ordinary course of business) representing all or substantially all of Silknet's assets, or (z) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Silknet), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing fifty percent (50%) or more of the voting power of the then outstanding shares of capital stock of Silknet, in each case on terms that, in the good faith judgment of the Board of Directors of Silknet (after consultation with an investment bank of nationally recognized reputation) are substantially more favorable to Silknet stockholders than the Merger (after taking into account all relevant factors, including the anticipated long-term value and strategic benefits of the Merger to Silknet stockholders, any conditions to the Silknet Superior Offer, the timing of the consummation of the transaction pursuant to the Silknet Superior Offer, the risk of nonconsummation thereof and the need for any required governmental or other consents, filings and approvals); provided, however, that an offer shall only be a Silknet
                --------  -------
Superior Offer if any financing required to consummate the transaction contemplated by such offer is committed or is otherwise reasonably likely in the good faith judgment of Silknet's Board of Directors to be obtained by such third party on a timely basis.

          (c) Subject to the right of Silknet to terminate this Agreement pursuant to Section 8.01(i), nothing contained in Section 6.06(b) shall limit
                                                  ---------------
Silknet's obligation to call, give notice of, convene and hold the Silknet Stockholders' Meeting (regardless of whether the recommendation of the Board of Directors of Silknet shall have been withdrawn, amended or modified and regardless of whether any Silknet Takeover Proposal has been commenced, disclosed, or announced).

          (d) (i) The Board of Directors of Kana shall recommend that Kana stockholders vote in favor of approval of the Kana Voting Proposal at the Kana Stockholders' Meeting; (ii) the Prospectus/Proxy Statement shall include a statement to the effect that the Board of Directors of Kana has recommended that Kana stockholders vote in favor approval of the Kana Voting Proposal pursuant to this Agreement at the Kana Stockholders' Meeting; and (iii) neither the Board of Directors of Kana nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Silknet the recommendation of the Board of Directors of Kana that Kana stockholders vote in favor approval of the Kana Voting Proposal pursuant to this Agreement; provided, however, that nothing in this Agreement shall prevent the Board of
--------  -------
Directors of Kana from withholding, withdrawing, amending or modifying its recommendation in favor of approval and adoption of this Agreement and approval of the Merger if (A) a Kana Superior Offer is made to Kana and is not withdrawn, (B) neither Kana nor any of its representatives shall have violated any of the restrictions set forth in Section 6.03, (C) five business
                                              ------------
days elapse following delivery by Kana to Silknet of written notice advising Silknet that the Board of Directors of Kana intends to withhold, withdraw, amend or modify its recommendation absent modification of the terms and conditions of this Agreement, and (D) the Board of Directors of Kana concludes in good faith, after considering applicable state law and consultation with its outside counsel, that, in light of such Kana Superior Offer, the failure to withhold, withdraw, amend or modify such recommendation would be inconsistent with the fiduciary duties of the Board of Directors of Kana to Kana stockholders under applicable law. For purposes of this Agreement, "Kana Superior Offer" shall mean
                                                 -------------------
an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (x) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Kana pursuant to which the stockholders of Kana immediately preceding such transaction hold less than fifty percent (50%) of the equity interest in the surviving or resulting entity of such transaction; (y) a sale or other disposition by Kana of assets (excluding inventory and used equipment sold in the ordinary course of business) representing all or substantially all of Kana's assets, or (z) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Kana), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing fifty percent (50%) or more of the voting power of the then outstanding shares of capital stock of Kana, in each case on terms that, in the good faith judgment of the Board of Directors of Kana (after consultation with an investment bank of nationally recognized reputation) are substantially more favorable to Kana or its stockholders than the Merger (after taking into account all relevant factors, including the anticipated long-term value and strategic benefits of the Merger to Kana and its stockholders, any conditions to the Kana Superior Offer, the timing of the consummation of the transaction pursuant to the Kana Superior Offer, the risk of nonconsummation thereof and the need for any required governmental or other consents, filings and approvals); provided,
                                                                     --------
however, that an offer shall only be a Kana Superior Offer if any financing
-------
required to consummate the transaction contemplated by such offer is committed or is otherwise reasonably likely in the good faith judgment of Kana's Board of Directors to be obtained by such third party on a timely basis.

          (e) Subject to the right of Kana to terminate this Agreement pursuant to Section 8.01(j), nothing contained in Section 6.06(d) shall limit Kana's
                                         ---------------
obligation to call, give notice of, convene and hold the Kana Stockholders' Meeting (regardless of whether the recommendation of the Board of Directors of Kana shall have been withdrawn, amended or modified and regardless of whether any Kana Takeover Proposal has been commenced, disclosed, or announced).

          (f) Kana may also submit additional proposals to its stockholders at the Kana Stockholders' Meeting (including a proposal to amend its Certificate of Incorporation to increase the number of authorized shares of Kana Common Stock or amend its Stock Incentive Plan to increase the number of Kana Common Stock issuable thereunder) that are not inconsistent with Kana's obligations under this Agreement, separate from the proposal referred to in Section 3.20. The
                                                          ------------
approval by Kana stockholders of such additional proposals shall not be a condition to the closing of the Merger under this Agreement.

     Section 6.07  Legal Conditions To Merger.
     ----------------------------------------

          (a) Silknet and Kana shall each use all requisite commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary and proper under applicable law to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by Silknet or Kana or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby including the Merger, and (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, and (B) any other applicable law. Silknet and Kana shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. Silknet and Kana shall use commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Joint Proxy Statement/Prospectus and the Registration Statement) in connection with the transactions contemplated by this Agreement.

          (b) Kana and Silknet agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their respective commercially reasonable efforts to obtain any government clearances required for Closing, to respond to any government requests for information, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") that
                                                               -----
restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action.

          (c) Each of Silknet and Kana shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, commercially reasonable efforts to obtain any third party consents related to or required in connection with the Merger that are (i) necessary to consummate the transactions contemplated hereby, (ii) disclosed or required to be disclosed in the Silknet Disclosure Schedule or the Kana Disclosure Schedule, as the case may be, or (iii) required to prevent a Silknet Material Adverse Effect or a Kana Material Adverse Effect from occurring.

     Section 6.08  Public Disclosure.
     -------------------------------

          Kana and Silknet shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

     Section 6.09  Tax-Free Reorganization.
     -------------------------------------

          Kana and Silknet shall each use all requisite commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

     Section 6.10  Nasdaq Quotation.
     ------------------------------

          Kana shall use all requisite commercially reasonable efforts to cause the shares of Kana Common Stock to be issued in the Merger to be approved for quotation on the Nasdaq National Market, subject to official notice of issuance, prior to the Closing Date.

     Section 6.11  Stock Plans and Warrants.
     --------------------------------------

          (a) At the Effective Time, each outstanding option to purchase shares of Silknet Common Stock (a "Silknet Stock Option") under the Silknet Stock
                            --------------------
Plans, whether vested or unvested, shall be assumed and shall constitute an option to acquire, on the same terms and conditions as were applicable under such Silknet Stock Option, the same number of shares of Kana Common Stock as the holder of such Silknet Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded downward to the nearest whole number), at a price per share (rounded upward to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of Silknet Common Stock purchasable pursuant to such Silknet Stock Option immediately prior to the Effective Time divided by (z) the number of full shares of Kana Common Stock deemed purchasable pursuant to such Silknet Stock Option in accordance with the foregoing. All outstanding rights of Silknet that it may hold immediately prior to the Effective Time to repurchase unvested shares of Silknet Common Stock issued or issuable under any of the Silknet Stock Plans (the "Repurchase Options") shall be assigned to Kana
                                 ------------------
and shall thereafter be exercisable by Kana upon the same terms and conditions in effect immediately prior to the Effective Time, except that the shares purchasable pursuant to the Repurchase Options and the purchase price per shall be adjusted to reflect the Exchange Ratio.

          (b) As soon as practicable after the Effective Time, Kana shall deliver to the participants in Silknet Stock Plans appropriate notice setting forth such participants' rights pursuant thereto and the grants pursuant to Silknet Stock Plans shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 6.11 after giving effect
                                             ------------
to the Merger). Consistent with the terms of the Silknet Stock Plans and the documents governing the outstanding options under those plans, the Merger shall not result in the termination of any outstanding options under the Silknet Stock Plans that are so assumed by Kana or the shares of Kana Common Stock that will be subject to those options upon Kana's assumption of the options in the Merger. All holders of Silknet stock options shall have the right to exercise such options following the Effective Time, with full credit given to all of the provisions of the existing stock option agreements and the Silknet stock option plans, including provisions regarding vesting and service relating to any predecessor corporation acquired by Silknet and including the vesting acceleration provisions pursuant to which the vesting date of all options shall accelerate by one year upon a change in control such as the Merger. It is the intention of the parties that the options so assumed by Kana qualify following the Effective Time as incentive stock options as defined in
Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time. Within 30 business days after the Effective Time, provided that Kana has received within 10 business days after the Effective Time all option documentation it requires relating to the outstanding options, Kana will issue to each person who, immediately prior to the Effective Time, is a holder of an outstanding option under the Silknet stock option plans that is to be assumed by Kana hereunder, a document in form and substance reasonably satisfactory to Silknet evidencing the foregoing assumption of such option by Kana, including provisions regarding vesting and service relating to any predecessor corporation acquired by Silknet and its subsidiaries and including the vesting acceleration provisions pursuant to which the vesting date of all options shall accelerate by one year upon a change in control such as the Merger. For purposes of clarity, an option to purchase 10,000 shares of Silknet Common Stock which but for the Merger would, immediately prior to the Effective Time, be vested with respect to 2,500 shares of Silknet Common Stock and scheduled to vest with respect to 2,500 shares of Silknet Common Stock in each of the first, second and third years following the Effective Time shall, immediately prior to the Effective Time, accelerate such that it is vested with respect to 5,000 shares of Silknet Common Stock (2,500 previously vested; 2,500 accelerated by one year) and scheduled to vest with respect to 2,500 shares of Silknet Common Stock in each of the first and second years following the Effective Time and thereafter be fully vested and exercisable in accordance with its terms.

          (c) Kana shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Kana Common Stock for delivery under Silknet Stock Plans assumed in accordance with this Section 6.11. As soon as
                                                    ------------
practicable and in no event more than thirty (30) business days after the Effective Time, provided that Kana has received within 10 business days after the Effective Time all option documentation it requires relating to the outstanding options, Kana shall file a registration statement on Form S-8 (or any successor forms), subject to such options and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. Silknet shall cooperate with and assist Kana in the preparation of such registration statements.

          (d) The Board of Directors of Silknet shall, prior to or as of the Effective Time, take all necessary actions, pursuant to and in accordance with the terms of the Silknet Stock Plans and the instruments evidencing the Silknet Stock Options, to provide for the conversion of the Silknet Stock Options into options to acquire Kana Common Stock in accordance with this Section 6.11, and
                                                             ------------
that no consent of the holders of the Silknet Stock Options is required in connection with such conversion.

          (e) The Board of Directors of Silknet shall, prior to or as of the Effective Time, take appropriate action to approve the deemed cancellation of the Silknet Stock Options for purposes of Section 16(b) of the Exchange Act. The Board of Directors of Kana shall, prior to or as of the Effective Time, take appropriate action to approve the deemed grant of options to purchase Kana Common Stock under the Silknet Stock Options (as converted pursuant to this
Section 6.11) for purposes of Section 16(b) of the Exchange Act.
------------

          (f) Effective as of the date that is two business days prior to the Closing Date, Silknet shall take, or cause to be taken, all action necessary to amend the Silknet ESPP to (a) provide that the Silknet ESPP, and all future payment periods thereunder, shall terminate on the business day immediately prior to the first semi-annual entry date under the Kana Employee Stock Purchase Plan that is at least 30 business days following the Effective Time (the "Kana Entry Date"), and (b) any purchase rights that are
                         ---------------
outstanding on the business day immediately prior to the Kana Entry Date shall be exercised immediately prior to the Plan termination. Outstanding purchase rights under the Silknet ESPP shall be assumed by Kana at the Effective Time. On the Closing Date, Silknet shall deliver to Kana a complete list of all holders of outstanding purchase rights under the Silknet ESPP, including payroll deduction amounts elected by each holder and the price per share of Silknet Common Stock at the beginning of the current Silknet ESPP payment period. Each such purchase right so assumed by Kana under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Silknet ESPP and the documents governing the outstanding purchase rights under the Silknet ESPP, immediately prior to the Effective Time, except that the purchase price of shares of Kana Common Stock and the number of shares of Kana Common Stock to be issued upon the exercise of the assumed purchase right under the Silknet ESPP shall be adjusted in accordance with the Exchange Ratio. On the date the assumed purchase rights under the Silknet ESPP are exercised in accordance with the foregoing, each participant in the Silknet ESPP shall accordingly be issued shares of Kana Common Stock upon such purchase (adjusted for the Exchange Ratio). The Silknet ESPP, and all outstanding purchase rights thereunder, shall terminate with such purchase date, and no purchase rights shall be subsequently granted or exercised under the Silknet ESPP. Silknet employees who meet the eligibility requirements for participation in the Kana Employee Stock Purchase Plan (giving credit for service to Silknet for purposes of determining eligibility) shall be eligible to begin payroll deductions under that plan as of the first semi-annual entry date thereunder after the Effective Time.

          (g) Within five (5) business days following the date of this Agreement, Silknet shall set forth on Schedule 6.11(g) a list of all persons who
                                      ----------------
Silknet reasonably believes are, with respect to Silknet and as of the date of this Agreement, "disqualified individuals" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder). Within five (5) business days prior to the Closing Date, Silknet shall revise Schedule 6.11(g)
                                                              ---------------
to reflect any additional information that Silknet reasonably believes would impact the determination of persons who are, with respect to Silknet, such "disqualified individuals."

          (h) At the Effective Time, Kana shall assume all outstanding warrants to exercise Silknet Common Stock ("Silknet Warrants") which have not expired or been exercised prior thereto. Each Silknet Warrant so assumed by Kana under this Agreement shall continue to have, and be subject to, the same terms and conditions as were applicable to such Silknet Warrant immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions), provided that (A) such Silknet Warrant shall be exercisable for that number of whole shares of Kana Common Stock equal to the product of the number of shares of Silknet Common Stock that were issuable upon exercise of such Silknet Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio applicable to the Silknet Common Stock subject to such Silknet Warrant (rounded down to the nearest whole number of shares of Kana Common Stock) and (B) the per share exercise price for the shares of Kana Common Stock issuable upon exercise of such assumed Silknet Warrant shall be equal to the quotient determined by dividing the exercise price per share of Silknet Common Stock at which such

Silknet Warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio applicable to the series of Silknet Common Stock subject to such Silknet Warrant (rounded up to the nearest whole cent). Kana shall, from and after the Effective Time, upon exercise of the Silknet Warrants in accordance with the terms thereof, make available for issuance all shares of Kana Common Stock covered thereby and shall, as promptly as practicable after the Effective Time, issue to each holder of an outstanding Silknet Warrant a document evidencing the foregoing assumption by Kana.

     Section 6.12  Stock Option and Voting Agreements.
     ------------------------------------------------

            Concurrently with the execution and delivery of this Agreement, Silknet and Kana shall (a) execute and deliver the Silknet Stock Option Agreement and the Kana Stock Option Agreement in the form annexed hereto as Exhibit C and Exhibit D, respectively, and (b) cause each of their respective
---------     ---------
directors and executive officers and each of their respective controlled affiliates listed on Schedule 6.12 herewith to execute and deliver voting agreements and irrevocable proxies in the applicable forms annexed hereto as Exhibits A and B (the "Voting Agreements"), agreeing, among other things, to
----------     -       -----------------
vote in favor of the Merger and against any competing proposals. Silknet and Kana shall each take all corporate action necessary to reserve for issuance a sufficient number of shares of its common stock for delivery upon an exercise in full of the option granted to Kana in the Silknet Stock Option Agreement and to Silknet in the Kana Stock Option Agreement.

     Section 6.13  Board Composition.
     -------------------------------

            Kana and the Kana Board of Directors shall take all action required to increase the size of the Board to nine (9) as of the Effective Time and to cause the election promptly after the Election Time by the Kana Board of James
C. Wood to the Kana Board for at least a period of one (1) year following the Closing Date.

     Section 6.14  Brokers Or Finders.
     --------------------------------

            Each of Kana and Silknet represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except Credit Suisse First Boston, whose fees and expenses will be paid by Silknet in accordance with Silknet's agreement with such firm (copies of which have been delivered by Silknet to Kana prior to the date of this Agreement), and Goldman, Sachs & Co., whose fees and expenses will be paid by Kana in accordance with Kana's agreement with such firm (a copy of which has been delivered by Kana prior to the date of this Agreement). Each of Kana and Silknet agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or any of its Affiliates.

     Section 6.15  Stand-Off Agreements.
     ----------------------------------

            On or before the Effective Time, each officer and director of Silknet and Kana and affiliates controlled by Silknet or Kana will execute a Market Stand-Off Agreement in substantially the form attached hereto as Exhibit
                                                                        -------
E (the "Stand-Off Agreement").
-       -------------------

     Section 6.16  Registration Rights.
     ---------------------------------

            On or before the Effective Time, Kana shall use all commercially reasonable efforts to amend its Fourth Amended and Restated Investors Rights Agreement to provide registration rights to Silknet Principal Stockholders which possess rights to cause their Silknet Common Stock to be registered, on a basis pari passu with the holders of Kana registration rights, substantially in the form of Exhibit F hereto (the "Rights Agreement Amendment").
        ---------

     Section 6.17  Indemnification.
     -----------------------------

            (a) From and after the Effective Time, Kana agrees that it will, and will cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of Silknet (the "Indemnified Parties"),
                                                         -------------------
against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement (collectively, "Costs") incurred in connection with any claim, action, suit,
                -----
proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Silknet would have been permitted under Delaware law and its certificate of incorporation or bylaws in effect on the date hereof to indemnify such Indemnified Party (and Kana and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided the Indemnified Party to whom
                                       --------
expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification).

          (b) For a period of six (6) years after the Effective Time, Kana shall cause the Surviving Corporation to maintain (to the extent available in the market) in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by Silknet's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to
Kana) with coverage in amount and scope at least as favorable as Silknet's existing coverage; provided, that in no event shall Kana or the Surviving
                   --------
Corporation be required to expend in excess of two hundred percent (200%) of the annual premium currently paid by Silknet for such coverage as heretofore disclosed by Silknet to Kana (the "Current Premium"); and if such premium would
                                   ---------------
at any time exceed 200% of the Current Premium, then the Surviving Corporation shall maintain insurance policies which provide the maximum and best coverage available at an annual premium equal to two hundred percent (200%) of the Current Premium.

          (c) The provisions of this Section 6.17 are intended to be an addition
                                     -----------
to the rights otherwise available to the current officers and directors of Silknet by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

          (d) To the extent there is any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time) against any Indemnified Party that arises out of or pertains to any action or omission in his or her capacity as a director, officer, employee, principal stockholder, fiduciary or agent of Silknet occurring prior to the Effective Time, or arises out of or pertains to the transactions contemplated by this Agreement for a period of six years after the Effective Time (whether arising before or after the Effective Time), such Indemnified Party shall be entitled to be represented by counsel and following the Effective Time (i) any counsel retained by the Indemnified Parties shall be reasonably satisfactory to the Surviving Corporation and Kana, (ii) the Surviving Corporation and Kana shall pay as incurred the reasonable fees and expenses of such counsel, promptly after statement therefor are received, and (iii) the Surviving Corporation and Kana will cooperate in the defense of any such matter; provided, however, that
                                                  --------  -------
neither the Surviving Corporation nor Kana shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed); and provided, further, that, in the event
                                       --------  -------
that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect to any such claim or claims shall continue until the final disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

     Section 6.18  Benefit Plans.
     ---------------------------

          Kana agrees that, during the period commencing at the Effective Time and continuing for a reasonable period thereafter, the employees of Silknet and its Subsidiaries will continue to be provided with benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of securities) each of which are listed in Section 3.13 of the Silknet
                                                    ------------
Disclosure Schedule which are substantially as favorable in the aggregate as those currently provided by Silknet and its Subsidiaries to such employees (except with respect to the 401(k) plan as provided below).

          (a) Unless Kana consents otherwise in writing, Silknet shall take all action necessary to terminate, or cause to terminate, before the Effective Time, any Silknet Employee Plan that is a 401(k) plan or other defined contribution retirement plan or employee stock purchase plan. Kana shall permit the rollover of the accounts of participants in the Silknet 401(k) plans to the Kana 401(k) plan (including outstanding loans of those participants who became employees of Kana).

          (b) Kana shall include Silknet employees in Kana's welfare plans (within the meaning of Section 3(1) of ERISA) and fringe benefit plans on the same basis and terms as Silknet employees currently participate and, in any event, with respect to particular welfare plans of Kana, upon the termination of the Silknet welfare plans. All welfare benefit plans of Kana or the Surviving Corporation in which Silknet's employees participate after the Effective Time shall (i) recognize expenses and claims that were incurred by Silknet' employees in the year in which the Effective Time occurs and entitle Silknet employees to applicable copayments and deductibles, if any, at a rate not higher than that in effect under the corresponding welfare benefit plan of Silknet in effect at the Effective Time, and (ii) provide coverage for preexisting health conditions to the extent covered under the applicable plans or programs of Silknet as of the Effective Time. In addition, for eligibility purposes under plans of the Surviving Corporation or Kana, service by an employee for Silknet or any of its subsidiaries and any predecessor prior to the Effective Time shall be taken into account to the same extent as service for Kana; provided, that nothing hereby shall require the
                            --------
inclusion any such employee in any such plan prior to the Effective Time, and further provided, that in determining the amount of vacation pay owed to any
------- --------
such Silknet employee from and after the Effective Time under the applicable terms of the vacation pay plan of the Surviving Corporation or Kana (which terms need not be comparable to the terms of the vacation plan or policy of Silknet or any of its subsidiaries and any predecessor), credit shall be given for such employee's service for Silknet or any of its subsidiaries and any predecessor corporation prior to the Effective Time. Employees of Silknet or any of its subsidiaries and any predecessor corporation as of the Effective Time shall be permitted to participate in Kana's Employee Stock Purchase Plan (the "Kana
                                                                      ----
ESPP") (if any) commencing on the first enrollment date following the Effective
----
Time, subject to compliance with the eligibility provisions of such plan (with employees receiving credit, for purposes of such eligibility provisions, for service with Silknet or any of its subsidiaries and any predecessor corporation. In addition, for eligibility and vesting purposes (but not for benefit computation or accrual purposes) under plans of the Surviving Corporation or the Parent, service by an employee for Silknet, its subsidiaries and any of their predecessor corporations prior to the Effective Time shall be taken into account to the same extent as service for Kana. Notwithstanding the foregoing, for a period of no less than one year after the Effective Time, Kana shall provide severance and termination benefits to employees of Silknet that are no less favorable than those provided by Silknet to such Silknet employees as of the date hereof.

          (c) (c) With respect to each benefit plan, program practice, policy or arrangement maintained by Kana (the "Kana Employee Plans") in which employees
                                        -------------------
of Silknet subsequently participate, Kana will recognize such employee's cumulative prior service to Silknet and its subsidiaries (and their predecessor corporation) for purposes of determining eligibility to participate in and for the vesting of benefits under such Kana Employee Plans; provided that such
                                                        --------
recognition shall not be for the purpose of determining retirement benefits and accrual. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any pre-existing condition limitations. Each Kana Employee Plan shall waive pre-existing condition limitations to the same extent waived under the applicable Silknet benefit plan. Silknet Employees shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Kana Employee Plan.

     Section 6.19  Registration Statement; Joint Proxy Statement/Prospectus.
     ----------------------------------------------------------------------

          If at any time prior to the Effective Time any event relating to Silknet or any of its Affiliates, officers or directors should be discovered by Silknet which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, Silknet shall promptly inform Kana. If at any time prior to the Effective Time any event relating to Kana or any of its Affiliates, officers or directors should be discovered by Kana which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, Kana shall promptly inform Silknet.

     Section 6.20  Section 16.
     ------------------------

          Assuming that Silknet delivers to Kana the Section 16 Information
(as defined below) in a timely fashion, the Board of Directors of Kana, or a committee of two or more "non-employee directors" thereof (as such item is defined for purposes of Rule 16b-3 under the Exchange Act), shall adopt resolutions prior to the consummation of the Merger, providing that the receipt by Silknet Insiders (as defined below) of Kana Common Stock in exchange for Silknet Common Stock, and of options and warrants for Kana Common Stock upon conversion of outstanding options and warrants of Silknet, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act. Such resolutions shall comply with the approval conditions of Rule 16b-3 under the Exchange Act for purposes of such Section 16(b) exemption, including, but not limited to, specifying the name of Silknet Insiders, the number of equity securities to be acquired or disposed of for each such person, the material terms of any derivative securities, and that the approval is intended to make the receipt of such securities exempt pursuant to Rule 16b-3(d). "Section 16 Information" shall mean information accurate in all respects regarding Silknet Insiders, the number of Silknet Common Stock (or options or warrants therefor, collectively, the "Options") held by each such Silknet Insider and expected to be exchanged for Kana Common stock in the Merger, and the number and description of the Options held by each such Silknet Insider and expected to be converted into options or warrants for Kana Common Stock in connection with the Merger. "Silknet Insiders" shall mean those officers, directors and 10% stockholders of Silknet who will be subject to the reporting requirements of Section 16(b) of the Exchange Act with respect to Kana and who are listed in the Section 16 Information.


                                 ARTICLE VII.

                             CONDITIONS TO MERGER

     Section 7.01  Conditions To Each Party's Obligation To Effect The Merger.
     ------------------------------------------------------------------------

          The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

          (a) Stockholder Approval. This Agreement and the Merger shall have
              --------------------
been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Silknet Common Stock and the Kana Voting Proposal shall have been approved by the affirmative vote of the holders of a majority of the shares of Kana Common Stock present or represented at the Kana Stockholders' Meeting at which a quorum is present.

          (b) Approvals. Other than the filing provided for by Section 1.01, all
              ---------                                        ------------
authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity shall have been obtained or made or shall have expired, other than those, the absence of which would not reasonably be expected to have a Kana Material Adverse Effect or Silknet Material Adverse Effect and would not prohibit or render unlawful the consummation of the Merger.

          (c) Registration Statement. The Registration Statement shall have
              ----------------------
become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          (d) No Legal Impediment.  No Governmental Entity or federal, state or
              -------------------
foreign court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order, statute, rule or regulation which is in effect and which has the effect of making the Merger unlawful or otherwise prohibiting consummation of the Merger.

          (e) Nasdaq.  The shares of Kana Common Stock to be issued in the
              ------
Merger shall have been approved for quotation on the Nasdaq.

     7.02  Additional Conditions To Obligations Of Kana And Merger Sub.
     -----------------------------------------------------------------

          The obligations of Kana and Merger Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Kana and Merger Sub:

          (a) Representations And Warranties. The representations and warranties
              ------------------------------
of Silknet set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, other than representations and warranties which speak as of an earlier date (which shall be true and correct as of such earlier date) and except for (i) changes contemplated by this Agreement and (ii) where the failure to be true and correct, individually or in the aggregate, has not had and will not, determined as of the Closing Date and solely with the passage of time, have a Silknet Material Adverse Effect.

          (b) Performance Of Obligations Of Silknet. Silknet shall have
              -------------------------------------
performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (c) Certificate. Kana shall have received a certificate signed on
              -----------
behalf of Silknet by the chief executive officer and the chief financial officer of Silknet to the effect that the conditions set forth in Section 7.02(a) and
                                                          ---------------
Section 7.02(b) are satisfied.
---------------

          (d) Stand-Off Agreements. Each officer and director of and each
              --------------------
affiliate controlled by Silknet shall have entered into Stand-Off Agreements, pursuant to which each such person will agree not to sell, transfer, pledge, hypothecate or otherwise dispose of any shares of Silknet Common Stock held as of the date of such agreement or later acquired by such person for a period ending 90 days after the Closing.

          (e) Tax Opinion. Kana shall have received a written opinion from
              -----------
Brobeck, Phleger & Harrison LLP, counsel to Kana, to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code. The parties to this Agreement shall make reasonable representations as requested by such counsel for the purpose of rendering such opinion.

          (f) Absence of Material Adverse Effect. No Silknet Material Adverse
              ----------------------------------
Effect or Kana Material Adverse Effect shall have occurred, and no fact or circumstance shall exist which will, determined as of the Closing Date and solely with the passage of time, result in a Silknet Material Adverse Effect.

     Section 7.03  Additional Conditions To Obligations Of Silknet.
     -------------------------------------------------------------

          The obligation of Silknet to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by Silknet:

         (a) Representations And Warranties. The representations and warranties
             ------------------------------
of Kana and Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, other than representations which speak as of an earlier date (which shall be true and correct as of such earlier date) and except for,
(i) changes contemplated by this Agreement and (ii) where the failures to be true and correct, individually or in the aggregate, have not had and will not, determined as of the Closing Date and solely with the passage of time, have a Kana Material Adverse Effect.

          (b) Performance Of Obligations Of Kana And Merger Sub. Kana and Merger
              -------------------------------------------------
Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

          (c) Certificate.  Silknet shall have received a certificate signed on
              -----------
behalf of Kana by the chief executive officer and the chief financial officer of Kana to the effect that the conditions set forth in Section 7.03(a) and Section
                                                    ---------------     -------
7.03(b) are satisfied.
-------

          (d) Stand-Off Agreements. Each officer and director of and each
              --------------------
affiliate controlled by Kana shall have entered into Stand-Off Agreements, pursuant to which each such person will agree not to sell, transfer, pledge, hypothecate or otherwise dispose of any shares of

Kana Common Stock held as of the date of such agreement or later acquired by such person for a period ending 90 days after the Closing Date.

          (e) Tax Opinion. Silknet shall have received the opinion of Testa,
              -----------
Hurwitz &Thibeault, LLP, counsel to Silknet, to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code. The parties to this Agreement shall make reasonable representations as requested by such counsel for the purpose of rendering such opinion.

          (f) Absence of Kana Material Adverse Effect. No Kana Material Adverse
              ---------------------------------------
Effect shall have occurred, and no fact or circumstance shall exist which will, determined as of the Closing Date and solely with the passage of time, result in a Kana Material Adverse Effect.

          (g) Rights Agreement Amendment.  Kana shall have delivered the Rights
              --------------------------
Agreement Amendment.

     Section 7.04  Frustration of Closing Conditions.
     -----------------------------------------------

          Neither Kana, Merger Sub nor Silknet may rely on the failure of any condition set forth in Section 7.01, 7.02 or 7.03, as the case may be, to be
                       ------------
satisfied if such failure was caused by such party's failure to use reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreements, as required by and subject to Section
                                                                         -------
6.07.
----

                                 ARTICLE VIII.

                           TERMINATION AND AMENDMENT

     Section 8.01  Termination.
     -------------------------

          At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Silknet, this Agreement may be terminated:

          (a) by mutual consent duly authorized by the Boards of Directors of Kana and Silknet;

          (b) by either Kana or Silknet, if the Closing shall not have occurred on or before July 31, 2000 (provided, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose action or
           ---------------
failure to act has been the cause or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement);

          (c) by Kana, if (i) Silknet shall have breached any representation or warranty made as of the date of this Agreement, or shall breach any obligation or agreement hereunder in a manner causing conditions precedent to the Closing not to be satisfied and such breach shall not have been cured within twenty (20) business days of receipt by Silknet of written notice of such breach, provided that the right to terminate this
                               --------
Agreement by Kana under this Section 8.01(c)(i) shall not be available to Kana
                             ------------------
where Kana is at that time in material breach of this Agreement, or (ii) the Board of Directors of Silknet shall have omitted, withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Kana or recommended, endorsed, accepted or agreed to a Silknet Takeover Proposal or shall have resolved to do any of the foregoing;

          (d) by Silknet, if (i) Kana shall have breached any representation or warranty made as of the date of this Agreement, or shall breach any obligation or agreement hereunder in a manner causing conditions precedent to the Closing not to be satisfied and such breach shall not have been cured within twenty (20) business days following receipt by Kana of written notice of such breach, provided that the right to terminate this Agreement by Silknet under this

Section 8.01(d)(i) shall not be available to Silknet where Silknet is at that
------------------
time in material breach of this Agreement, or (ii) the Board of Directors of Kana shall have omitted, withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Silknet or recommended, endorsed, accepted or agreed to a Kana Takeover Proposal or shall have resolved to do any of the foregoing;

          (e) by Kana if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable, (ii) if any required approval of the stockholders of Silknet shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof, or (iii) the Kana Voting Proposal is not obtained at the Kana Stockholders Meeting or at any adjournment thereof; or

          (f) by Silknet if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable, (ii) if any required approval of the stockholders of Silknet shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof, or (iii) the Kana Voting Proposal is not obtained at the Kana Stockholders Meeting or at any adjournment thereof.

          (g) by Kana, if Silknet or any of its Representatives shall participate in discussions or negotiations, or take any other action, in breach (other than an immaterial breach) of Section 6.02.
                                     ------------

          (h) by Silknet, if Kana or any of its Representatives shall participate in discussions or negotiations, or take any other action, in breach (other than an immaterial breach) of Section 6.03.
                                     ------------

          (i) by Silknet, in response to a Silknet Superior Offer which was not solicited by Silknet; provided that Silknet shall have complied in all material
                      --------
respects with its obligations under Sections 6.02 (no-shop) and 6.06
                                    -------------               ----
(stockholder meetings) and such Silknet Superior Offer did not otherwise result from a breach of any of Silknet's obligations under this Agreement; and provided
                                                                        --------
further, that no termination pursuant to this Section 8.01(i) shall be effective
-------                                       ---------------
until after
the fifth business day following Kana's receipt of written notice advising Kana that the Board of Directors of Silknet is prepared to accept a Silknet Superior Offer, specifying the material terms and conditions of such Silknet Superior Offer and identifying the person making such Silknet Superior Offer; and the payment of any applicable termination fee pursuant to Section 8.03.
                                                      ------------

          (j) by Kana, in response to a Kana Superior Offer which was not solicited by Kana; provided that Kana shall have complied in all material
                   --------
respects with its obligations under Sections 6.03 (no-shop) and 6.06
                                    -------------               ----
(stockholder meetings) and such Kana Superior Offer did not otherwise result from a breach of any of Kana's obligations under this Agreement; and provided
                                                                     --------
further, that no termination pursuant to this Section 8.01(j) shall be effective
-------                                       ---------------
until after the fifth business day following Silknet's receipt of written notice advising Silknet that the Board of Directors of Kana is prepared to accept a Kana Superior Offer, specifying the material terms and conditions of such Kana Superior Offer and identifying the person making such Kana Superior Offer; and the payment of any applicable termination fee pursuant to Section 8.03.
                                                          ------------

     Section 8.02  Effect of Termination.
     -----------------------------------

          In the event of termination of this Agreement as provided in Section
                                                                       -------
8.01, this Agreement shall forthwith become void and there shall be no liability
----
or obligation on the part of Kana or Silknet or their respective officers, directors, security holders or affiliates, except as provided in Section 8.03
                                                                 ------------
and/or except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement involving fraud, intentional misrepresentation or willful misconduct; provided that the provisions of Section 8.03 and this
                                                     ------------
Section 8.02 shall remain in full force and effect and survive any termination
------------
of this Agreement.

     Section 8.03  Expenses and Termination Fees.
     -------------------------------------------

          (a) Subject to Sections 8.03(b) and 8.03(c), whether or not the Merger
                         ----------------     -------
is consummated, all costs and expenses incurred in connection with this Agreement, related agreements and documents and the transactions contemplated hereby and thereby (including the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense.

          (b) In the event that (i) after a Silknet Takeover Proposal has been made to Silknet or to Silknet stockholders generally or otherwise has become publicly known, this Agreement shall be terminated by Kana pursuant to Section
                                                                       -------
8.01(c)(i) or Section 8.01(e)(ii) or by Silknet pursuant to Section 8.01(f)(ii)
----------    -------------------                           -------------------
or by either party pursuant to Section 8.01(b), or (ii) this Agreement shall be
                               ---------------
terminated by Kana pursuant to Section 8.01(c)(ii) (other than as a result of a
                               -------------------
change in the Silknet Board's recommendation based on a right of termination by Silknet under Section 8.01(d)(i)), or Section 8.01(g), or (iii) this Agreement
              ------------------      ---------------
shall be terminated by Silknet pursuant to Section 8.01(i), then, in any such
                                           ---------------
event, in addition to any other remedies Kana may have, Silknet shall pay to Kana the sum of one hundred forty-eight million three hundred thousand dollars ($148,300,000), (x) which shall be due and payable in full upon termination of this Agreement (in the case of termination of Silknet pursuant to Section
                                                                     -------
8.01(i)) and (y) forty million dollars ($40,000,000) of which shall be due and
--------
payable upon termination
of this Agreement and the balance of which shall be due and payable upon the consummation of a Silknet Takeover Proposal at any time prior to the first anniversary of the termination of this Agreement (in all other cases within the scope of this Section 8.03(b)). All payments pursuant to Section 8.03(b) shall
              ---------------                            ---------------
be made by wire transfer of same-day funds to an account specified by Kana.

          (c) In the event that (i) after a Kana Takeover Proposal has been made to Kana or to Kana stockholders generally or otherwise has become publicly known, this Agreement shall be terminated by Silknet pursuant to Section
                                                                 -------
8.01(d)(i) or Section 8.01(f)(iii) or by Silknet pursuant to Section
----------    --------------------                           -------
8.01(e)(iii) or by either party pursuant to Section 8.01(b), or (ii) this
------------                                ---------------
Agreement shall be terminated by Silknet pursuant to Section 8.01(d)(ii) (other
                                                     -------------------
than as a result of a change in the Kana Board's recommendation based on the occurrence of a circumstance giving rise to a right of termination by Kana under

Section 8.01(c)(i)), or Section 8.01(h), or (iii) this Agreement shall be
-----------------       ---------------
terminated by Kana pursuant to Section 8.01(j), then, in any such event, in
                               ---------------
addition to any other remedies Silknet may have, Kana shall pay to Silknet the sum of one hundred forty-eight million three hundred thousand dollars ($148,300,000), (x) which shall be due and payable in full upon termination of this Agreement (in the case of termination by Kana pursuant to Section 8.01(j))
                                                               ---------------
and (y) forty million dollars ($40,000,000) of which shall be due and payable upon termination of this Agreement and the balance of which shall be due and payable upon the consummation of a Kana Takeover Proposal at any time prior to the first anniversary of the termination of this Agreement (in all other cases within the scope of this Section 8.03(c)). All payments pursuant to Section
                         ---------------                             -------
8.03(c) shall be made by wire transfer of same-day funds to an account specified
-------
by Silknet.

          (d) Each party acknowledges that the agreements contained in this
Section 8.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement; accordingly, if a party fails promptly to pay the amount due pursuant to this Section 8.03 and, in order to obtain such payment, the
                     ------------
other party commences a suit which results in a judgment or settlement for the fee set forth in this Section 8.03, the liable party shall pay to the party
                      ------------
commencing such suit its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

     Section 8.04  Amendment.
     -----------------------

          This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Silknet or of Kana, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by a written instrument signed on behalf of each of the parties hereto.

     Section 8.05  Extension; Waiver.
     -------------------------------

          At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE IX.

                                 MISCELLANEOUS

     Section 9.01  Nonsurvival Of Representations, Warranties And Agreements.
     -----------------------------------------------------------------------

          None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Section 1.04,
                                                                   ------------
Section 2.01, Section 2.02, Section 6.13, Section 6.14, Section 6.15, Section
------------  ------------  ------------- ------------  ------------  -------
6.17, Section 6.18, Section 19 and Article IX. The Confidentiality Agreement
----  ------------  ----------     ----------
between Kana and Silknet dated as of February 1, 2000 (the "Confidentiality
                                                            ---------------
Agreement") shall survive the execution and delivery of this Agreement.
---------

     Section 9.02  Notices.
     ---------------------

          All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by a nationally recognized express overnight courier service, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Kana or Merger Sub, to:

                  Kana Communications, Inc.
                  740 Bay Road
                  Redwood City, CA  94063
                  Fax:  (650) 474-8501
                  Attn.:  Chief Executive Officer
          with a copy to:

          Warren T. Lazarow, Esq.
          David A. Makarechian, Esq.
          Brobeck, Phleger & Harrison LLP
          Two Embarcadero Place
          2200 Geng Road
          Palo Alto, CA 94303
          Fax: (650) 496-2885

          and to:

          Rod J. Howard, Esq.
          Brobeck, Phleger & Harrison LLP
          Two Embarcadero Place
          2200 Geng Road
          Palo Alto, CA 94303
          Fax: (650) 496-2777

  (b)  if to Silknet, to:

          Silknet Software Inc.
          50 Phillippe Cote Street
          Manchester, NH  03101
          Fax:  (603) 625-0428
          Attn.:  Chief Executive Officer

          with a copy to:

          John Hession, Esq.
          Testa, Hurwitz & Thibeault, LLP
          Oliver Street Tower
          125 High Street
          Boston, MA 02110
          Fax: (617) 248-7100

  Section 9.03  Definitions.
  -------------------------

        For purposes of this Agreement:

        (a) "Silknet Material Adverse Effect" means any change, effect, event,
             -------------------------------
occurrence, state of facts or development that is materially adverse to the business, financial condition or results of operations of Silknet and its Subsidiaries, taking Silknet and its Subsidiaries together as a whole, provided,
                                                                       --------
however, that none of the following shall be deemed either alone or in
-------
combination, to constitute a Material Adverse Effect; (a) any change in the market price or trading volume of Silknet after the date hereof; (b) any failure by Silknet to meet the revenue or earnings predictions or other expectations of equity analysts, or any decrease in revenues from prior periods, for any period ending (or for which earnings are released) on or after the date of this Agreement; (c) any adverse effect on the bookings, revenues, gross margins or earnings of Silknet (or the direct consequence thereof) following the date of this Agreement which is directly and primarily attributable to or arises directly and primarily from a delay of, reduction in or cancellation or change in the terms or timing of product orders by customers of Silknet or any change in the timing of projects or implementations, purchasing patterns or habits of Silknet customers, whether current or prospective, or any indecision of any such customer regarding Silknet products or Services; (d) any change arising directly and primarily out of conditions affecting the electronic customer relationship management (eCRM) market, the U.S. economy as a whole or the international economy as a whole or any political, economic or social instability in any such markets or economies; (e) any termination or modification of any existing Silknet contract with a customer or termination or modifications of negotiations between Silknet and its customers (however, this proviso shall not exclude any underlying change, effect, event, occurrence, state of facts or development which results in a change in price or trading volume within the scope of clause
                                                                         ------
(a) or a failure to meet estimates, predictions or expectations within the scope
---
of clause (b).
   ---------

     (b) "Kana Material Adverse Effect" means any change, effect, event,
          ----------------------------
occurrence, state of facts or development that is, materially adverse to the business, financial condition or results of operations of Kana and its Subsidiaries, taking Kana and its Subsidiaries together as a whole, provided,
                                                                    --------
however, that none of the following shall be deemed either alone or in
-------
combination, to constitute a Material Adverse Effect; (a) any change in the market price or trading volume of Kana after the date hereof; (b) any failure by Kana to meet the revenue or earnings predictions or other expectations of equity analysts, or any decrease in revenues from prior periods, for any period ending (or for which earnings are released) on or after the date of this Agreement; (c) any adverse effect on the bookings, revenues, gross margins or earnings of Kana (or for direct consequence thereof) following the date of this Agreement which is directly and primarily attributable to or arises directly and primarily from a delay of, reduction in or cancellation or change in the terms or timing of product orders by customers of Kana or any change in the timing of projects or implementations, purchasing patterns or habits of Kana customers, whether current or prospective, or any indecision of any such customer regarding Kana products or services; (d) any change arising directly and primarily out of conditions affecting the electronic customer relationship management (eCRM) markets, the U.S. economy as a whole or the international economy as a whole or any political, economic or social instability in any such markets or economies;
(e) any termination or modification of any existing Kana contract with a customer or termination or modifications of negotiations between Kana and its customers (however, this proviso shall not exclude any underlying change, effect, event, occurrence, state of facts or developments which results in a change in price or trading volume within the scope of clause (a) or a failure to
                                                      ----------
meet estimates, predictions or expectations within the scope of clause (b)).
                                                                ----------

     Section 9.04  Interpretation.
     ----------------------------

          When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to February 6, 2000.

     Section 9.05  Counterparts.
     --------------------------

          This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 9.06  Entire Agreement; No Third Party Beneficiaries.
     ------------------------------------------------------------

          This Agreement (including the documents and the instruments referred to herein) (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 6.14
                                                                    ------------
are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; provided that the Confidentiality Agreement shall remain in full force and effect until the Effective Time. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither Silknet nor Kana makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other information with respect to any one or more of the foregoing.

     Section 9.07  Governing Law.
     ---------------------------

          This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, including matters relating to merger procedure, corporate governance and fiduciary duty without regard to any applicable conflicts of law. All disputes or controversies shall be settled in the Delaware Chancery Court and each party irrevocably and unconditionally consents and submits to the jurisdiction of the courts of the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

     Section 9.08  Assignment.
     ------------------------

          Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.







                           [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, Kana, Merger Sub and Silknet have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

KANA COMMUNICATIONS, INC.                   PISTOL ACQUISITION CORP.


By: /s/ Michael J. McCloskey                By: /s/ Michael J. McCloskey
   --------------------------------            -----------------------------

Title:  Chief Executive Officer             Title:  President
        ---------------------------                -------------------------



                                            SILKNET SOFTWARE INC.


                                            By: /s/ James C. Wood
                                                ----------------------------

                                            Title:  Chief Executive Office
                                                    ------------------------

            [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

                                   EXHIBIT A
                                   ---------

                        SILKNET STOCK VOTING AGREEMENT

                                   EXHIBIT B
                                   ---------

                          KANA STOCK VOTING AGREEMENT

                                   EXHIBIT C
                                   ---------

                        SILKNET STOCK OPTION AGREEMENT

                                   EXHIBIT D
                                   ---------

                          KANA STOCK OPTION AGREEMENT

                                   EXHIBIT E
                                   ---------

                              STAND-OFF AGREEMENT

                                   EXHIBIT F
                                   ---------

                          RIGHTS AMENDMENT AGREEMENT

                                       66